                                                                     Exhibit 2.1



                            ASSET PURCHASE AGREEMENT


                                  by and among

                             BCC OF WISCONSIN, INC.,
a Delaware corporation and wholly owned subsidiary of Balanced Care Corporation, also a Delaware corporation and the sole shareholder of the capital stock of BCC of Wisconsin, Inc.,

                                       and

                               URQUHART COMPANIES,
                             a Minnesota partnership









                                                              September 30, 1998



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ARTICLE I.             CERTAIN DEFINITIONS.....................................................................   1

      1.1.     "Accounts Receivable"...........................................................................   1
      1.2.     "Accreditation Body"............................................................................   1
      1.3.     "Accrued Expenses"..............................................................................   2
      1.4.     "Affiliate".....................................................................................   2
      1.5.     "Agreement".....................................................................................   2
      1.6.     "Ancillary Agreements"..........................................................................   2
      1.7.     "Annual Financial Statements"...................................................................   2
      1.8.     "Assumed Liabilities"...........................................................................   2
      1.9.     "Books and Records".............................................................................   2
      1.10.    "Business"......................................................................................   2
      1.11.    "CARF"..........................................................................................   2
      1.12.    "Champus".......................................................................................   2
      1.13.    [Intentionally Omitted.]........................................................................   2
      1.14.    "Closing".......................................................................................   2
      1.15.    "Closing Date"..................................................................................   2
      1.16.    "Closing Inventory".............................................................................   2
      1.17.    "Code"..........................................................................................   3
      1.18.    "Contract"......................................................................................   3
      1.19.    "Current Liabilities"...........................................................................   3
      1.20.    "Damages".......................................................................................   3
      1.21.    "Department of Health and Family Social Services"...............................................   3
      1.22.    "Division of Aging".............................................................................   3
      1.23.    "Employee"......................................................................................   3
      1.24.    "Encumbrance"...................................................................................   3
      1.25.    "Environmental Law".............................................................................   3
      1.26.    "ERISA".........................................................................................   4
      1.27.    "Escrow Agent"..................................................................................   4
      1.28.    "Escrow Agreement"..............................................................................   4
      1.29.    "ERISA Plans"...................................................................................   4
      1.30.    "Excluded Assets"...............................................................................   4
      1.31.    "Facilities"....................................................................................   4
      1.32.    "Financial Statements"..........................................................................   4
      1.33.    "GAAP"..........................................................................................   4
      1.34.    "Governmental Authorities or Authority".........................................................   4
      1.35.    [Intentionally Omitted.]........................................................................   4
      1.36.    "Indemnifying Party"............................................................................   4
      1.37.    "Indemnified Party".............................................................................   4
      1.38.    "Interim Financial Statements"..................................................................   4
      1.39.    "Inventory".....................................................................................   4
      1.40.    "JCAHO".........................................................................................   5
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      1.41.    "Knowledge".....................................................................................   5
      1.42.    "Legal Requirements"............................................................................   5
      1.43.    "Managed Care Plans"............................................................................   5
      1.44.    "Management Agreement"..........................................................................   5
      1.45.    "Medicaid"......................................................................................   5
      1.46.    "Medicare"......................................................................................   5
      1.47.    "Noncompetition Agreement"......................................................................   5
      1.48.    "Party".........................................................................................   5
      1.49.    "Payables"......................................................................................   5
      1.50.    "Payroll Practice / Employee Arrangement".......................................................   5
      1.51.    "Permits".......................................................................................   5
      1.52.    "Permitted Encumbrances"........................................................................   6
      1.53.    "Person"........................................................................................   6
      1.54.    "Prepaid Expenses"..............................................................................   6
      1.55.    "Proprietary Rights"............................................................................   6
      1.56.    "Provider Agreements"...........................................................................   6
      1.57.    "Purchase Price"................................................................................   6
      1.58.    "Purchased Assets"..............................................................................   6
      1.59.    "Purchaser".....................................................................................   6
      1.60.    "Purchaser Damages".............................................................................   6
      1.61.    "Purchaser Indemnitees".........................................................................   6
      1.62.    "Real Property".................................................................................   6
      1.63.    [Intentionally Omitted.]........................................................................   6
      1.64.    [Intentionally Omitted.]........................................................................   6
      1.65.    "Regulated Substance"...........................................................................   7
      1.66.    "Related Party".................................................................................   7
      1.67.    "Resident's Agreements".........................................................................   7
      1.68.    "Retained Liabilities"..........................................................................   7
      1.69.    "Security Right"................................................................................   7
      1.70.    "Security Right"................................................................................   7
      1.71.    "Seller"........................................................................................   7
      1.72.    "Seller Damages"................................................................................   7
      1.73.    "Seller Indemnitees"............................................................................   7
      1.74.    "Taxes".........................................................................................   7
      1.75.    "Tax Return"....................................................................................   7
      1.76.    "Third Party Payor Programs"....................................................................   8
      1.77.    "Third Party Payors"............................................................................   8
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ARTICLE II.           TRANSFER OF ASSETS AND PROPERTIES........................................................   8

      2.1.     Purchased Assets................................................................................   8
               2.1.1.      Real Property Owned.................................................................   8
               2.1.2.      [Intentionally Omitted.]............................................................   8
               2.1.3.      Equipment, Machinery and Other Tangible Personal Property...........................   8
               2.1.4.      Assumed Contracts Relating to the Business Relating to the Business.................   8
               2.1.5.      Sales, Rental and Marketing Materials, Manuals......................................   8
               2.1.6.      Permits, Licenses...................................................................   8
               2.1.7.      Trade Secrets.......................................................................   9
               2.1.8.      Trade Name Property.................................................................   9
               2.1.9.      Goodwill............................................................................   9
               2.1.10.     [Intentionally Omitted.]............................................................   9
               2.1.11.     Inventory...........................................................................   9
               2.1.12.     Resident Funds......................................................................   9
               2.1.13.     Prepaid Expenses....................................................................   9
               2.1.14.     Computer Software and Hardware......................................................   9
               2.1.15.     Other Intangible Assets.............................................................   9
      2.2.     Excluded Assets.................................................................................   9
               2.2.1.      Cash................................................................................   9
               2.2.2.      Accounts Receivable.................................................................   9
               2.2.3.      Consideration.......................................................................  10
               2.2.4.      Pensions............................................................................  10
               2.2.5.      Corporate Books.....................................................................  10
               2.2.6.      Third Party Claims..................................................................  10
               2.2.7.      Taxes...............................................................................  10
               2.2.8.      Insurance Policies..................................................................  10
               2.2.9.      Other Assets........................................................................  10
               2.2.10.     Non-assumed Contracts...............................................................  10
      2.3.     License to Use Certain Assets...................................................................  10

ARTICLE III.           CONSIDERATION AND TERMS.................................................................  10

      3.1.     Consideration for Purchased Assets..............................................................  10
               3.1.1.  Purchase Price..........................................................................  10
               3.1.2.  Other Consideration.....................................................................  11
      3.2.     Allocation of Purchase Price....................................................................  11
      3.3.     Closing Prorations and Adjustments..............................................................  12
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ARTICLE IV.            ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS.............................................  13

      4.1.     General Limitation on Assumption of Liabilities.................................................  13
      4.2.     Assumed Liabilities and Obligations of Seller...................................................  13
      4.3.     Excluded Liabilities............................................................................  13
      4.4.     Offer of Employment.............................................................................  14
      4.5.     Vacation, Workers' Compensation and Disability Claims...........................................  15
               4.5.1.  Seller's Liability......................................................................  15
               4.5.2.  Purchaser's Liability...................................................................  15
               4.5.3.  Workers'Compensation; Unemployment Compensation.........................................  15

ARTICLE V.             CLOSING.................................................................................  15

      5.1.     Time; Location..................................................................................  15
      5.2.     Seller's Document Deliveries....................................................................  15
               5.2.1.  Deeds ..................................................................................  16
               5.2.2.  Bill of Sale............................................................................  16
               5.2.3.  Escrow Agreement........................................................................  16
               5.2.4.  Title Certificates......................................................................  16
               5.2.5.  Property Tax Statements.................................................................  16
               5.2.6.  Plans and Specifications................................................................  16
               5.2.7.  Building Permits........................................................................  16
               5.2.8.  Contracts and Other Permits.............................................................  16
               5.2.9.  Rent Roll...............................................................................  16
               5.2.10. Seller's Certificate....................................................................  17
               5.2.11. Secretary's Certificate.................................................................  17
               5.2.12. Actions and Proceedings.................................................................  17
               5.2.13. Covenant Not to Compete.................................................................  17
               5.2.14. Opinion of Counsel......................................................................  18
               5.2.15. Closing Documents.......................................................................  18
               5.2.16. Other Documents.........................................................................  18
      5.3.     Purchaser's Document Deliveries.................................................................  18
               5.3.1.  Balance of Purchase Price...............................................................  18
               5.3.2.  Bill of Sale............................................................................  18
               5.3.3.  Escrow Agreement........................................................................  18
               5.3.4.  Purchaser's Certificate.................................................................  18
               5.3.5.  Secretary's Certificate.................................................................  18
               5.3.6.  Actions and Proceedings.................................................................  19
               5.3.7.  Opinion of Counsel......................................................................  19
               5.3.8.  Other Documents.........................................................................  19
      5.4.     Reasonable Steps................................................................................  19
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ARTICLE VI.            REPRESENTATIONS AND WARRANTIES OF SELLER................................................  19

      6.1.     Organization, Good Standing and Power...........................................................  19
      6.2.     Authorization of Agreement......................................................................  19
      6.3.     Enforceability..................................................................................  20
      6.4.     No Violation; Consents..........................................................................  20
      6.5.     Financial Statements............................................................................  20
               6.5.1.  Annual Financial Statements.............................................................  20
               6.5.2.  Interim Financial Statements............................................................  20
      6.6.     [Intentionally Omitted].........................................................................  21
      6.7.     Inventory.......................................................................................  21
      6.8.     Absence of Certain Changes or Events............................................................  21
               6.8.1.  Seller..................................................................................  21
      6.9.     Real Property...................................................................................  22
               6.9.1.  Title to Properties; Absence of Liens and Encumbrances..................................  22
               6.9.2.  Structures and Improvements.............................................................  22
               6.9.3.  Boundaries; Location....................................................................  22
               6.9.4.  Location and Physical Condition of Facilities...........................................  22
               6.9.5.  Use and Operation.......................................................................  23
               6.9.6.  Utilities...............................................................................  23
               6.9.7.  Assessments; Notices....................................................................  23
               6.9.8.  Condemnation............................................................................  23
               6.9.9.  Access..................................................................................  23
      6.10.    Proprietary Rights..............................................................................  24
               6.10.1. Logos and Tradenames....................................................................  24
               6.10.2. Licenses................................................................................  24
               6.10.3. Infringement............................................................................  24
      6.11.    Contracts and Commitments.......................................................................  24
               6.11.1. Seller..................................................................................  24
               6.11.2. Permits, Licenses.......................................................................  25
      6.12.    Compliance with Laws............................................................................  26
      6.13.    Legal Proceedings...............................................................................  26
               6.13.1. Seller..................................................................................  26
               6.13.2. Absence of Undisclosed Liabilities......................................................  26
               6.13.3. Books and Records.......................................................................  26
               6.13.4. Employees...............................................................................  26
               6.13.5. Labor Disputes..........................................................................  27
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      6.14.    Payroll Practice/Employee Arrangement...........................................................  27
               6.14.1. Benefit Plans...........................................................................  27
               6.14.2. Plan Liability..........................................................................  27
               6.14.3. Retirement Benefits.....................................................................  27
               6.14.4. No Finder...............................................................................  27
      6.15.    Condition of Equipment..........................................................................  27
      6.16.    Affiliate Transactions..........................................................................  28
      6.17.    Compliance With Environmental Matters...........................................................  28
               6.17.1. Compliance; No Liability................................................................  28
               6.17.2. Treatment; CERCLA.......................................................................  28
               6.17.3. Notices; Existing Claims; Certain Hazardous Materials; Storage Tanks....................  28
      6.18.    Insurance.......................................................................................  28
      6.19.    No Significant Items Excluded...................................................................  29
      6.20.    Surveys.........................................................................................  29
      6.21.    Occupancy Reports...............................................................................  29
      6.22.    Discounted Rates; Rate limitations; Free Care...................................................  29
      6.23.    Tax Returns.....................................................................................  30
      6.24.    NOI  ...........................................................................................  30
      6.25.    Completeness and Accuracy.......................................................................  30

ARTICLE VII.           REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................  31

      7.1.     Organization, Good Standing, Power..............................................................  31
      7.2.     Authorization of Agreement and Enforceability...................................................  31
      7.3.     Enforceability..................................................................................  31
      7.4.     No Violations; Consents.........................................................................  31
      7.5.     Legal Proceedings...............................................................................  32
      7.6.     No Finder.......................................................................................  32

ARTICLE VIII.          COVENANTS OF SELLER PRIOR TO CLOSING DATE...............................................  32

      8.1.     Required Actions................................................................................  32
               8.1.1.  Access to Information...................................................................  32
               8.1.2.  Surveys; Occupancy; Operations..........................................................  32
               8.1.3.  Conduct of Business.....................................................................  32
               8.1.4.  Maintenance of Properties...............................................................  33
               8.1.5.  Maintenance of Books and Records........................................................  33
               8.1.6.  Compliance with Applicable Law..........................................................  33
               8.1.7.  Performance of Obligations..............................................................  33
               8.1.8.  Approvals, Consents.....................................................................  33
               8.1.9.  Notice of Material Damage...............................................................  33
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               8.1.10. Pay Employees to Closing Date...........................................................  33
               8.1.11. Cost Reports............................................................................  33
               8.1.12. Transfer of Employees...................................................................  34
               8.1.13. Compliance with Agreement...............................................................  34
               8.1.14. Update Schedules........................................................................  34
               8.1.15. Repairs and Alterations prior to Closing................................................  34
      8.2.     Prohibited Actions..............................................................................  34
               8.2.1.  Sale of Purchased Assets................................................................  34
               8.2.2.  Business Changes........................................................................  34
               8.2.3.  Incurrence of Material Obligations......................................................  34
               8.2.4.  Incurrence of Liens.....................................................................  34
               8.2.5.  Change in Employee Compensation and Benefits............................................  34
               8.2.6.  Publicity; Advertisement................................................................  35
               8.2.7.  No Release..............................................................................  35
               8.2.8.  No Termination or Modification..........................................................  35

ARTICLE IX.            COVENANTS OF PURCHASER PRIOR TO CLOSING DATE............................................  35

      9.1.     Required Actions................................................................................  35
               9.1.1.  Advise of Changes.......................................................................  35
               9.1.2.  Compliance with Agreement...............................................................  35
               9.1.3.  Examinations............................................................................  35
               9.1.4.  Seller's Employees......................................................................  35
               9.1.5.  Intentionally Omitted...................................................................  35
               9.1.6.  Seller's Employees......................................................................  35
      9.2.     Investigation...................................................................................  36
      9.3.     Approvals, Consents.............................................................................  36
      9.4.     Publicity; Advertisement........................................................................  36

ARTICLE X.             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.......................................  36

      10.1.    Accuracy of Representations and Warranties......................................................  36
      10.2.    Performance of Agreement........................................................................  36
      10.3.    Purchaser's Certificate.........................................................................  37
      10.4.    Secretary's Certificate.........................................................................  37
      10.5.    Injunction......................................................................................  37
      10.6.    Actions and Proceedings.........................................................................  37
      10.7.    Opinion of Counsel..............................................................................  38
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ARTICLE XI.            CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER........................................  38

      11.1.    Accuracy of Representations and Warranties......................................................  38
      11.2.    Performance of Agreement........................................................................  38
      11.3.    Seller's Certificate............................................................................  38
      11.4.    Secretary's Certificate.........................................................................  38
      11.5.    Injunction......................................................................................  39
      11.6.    Actions and Proceedings.........................................................................  39
      11.7.    Consents........................................................................................  39
      11.8.    Arrangements with Employees.....................................................................  39
      11.9.    Business Investigation..........................................................................  39
      11.10.   Physical Inspection.............................................................................  39
      11.11.   Environmental Report............................................................................  40
      11.12.   Title Insurance.................................................................................  40
      11.13.   [Intentionally Omitted.]........................................................................  40
      11.14.   Closing Documents...............................................................................  40
      11.15.   Other Deliveries................................................................................  40
               11.15.1.Surveys.................................................................................  40
               11.15.2.Affidavits..............................................................................  40
               11.15.3.FIRPTA Certificates.....................................................................  40
      11.16.   Intentionally Omitted...........................................................................  41
      11.17.   Opinion of Counsel..............................................................................  41
      11.18.   Authorization...................................................................................  41
      11.19.   Opinion of Counsel..............................................................................  41

ARTICLE XII.           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.......................................  41

      12.1.    Accuracy of Representations and Warranties......................................................  41
      12.2.    Performance of Agreement........................................................................  41
      12.3.    Purchaser's Certificate.........................................................................  41
      12.4.    Secretary's Certificate.........................................................................  41
      12.5.    Injunction......................................................................................  42
      12.6.    Actions and Proceedings.........................................................................  42

ARTICLE XIII.          OBLIGATIONS AFTER THE CLOSING DATE......................................................  42

      13.1.    Covenant Not to Interfere.......................................................................  42
      13.2.    Noncompetition..................................................................................  42
      13.3.    Transition of Employees.........................................................................  43
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     13.4.    Certain Transitional Matters.....................................................................  43
               13.4.1. Transfer of Assets......................................................................  43
               13.4.2. Endorsement of Checks...................................................................  43
               13.4.3. Seller's Remittance of Funds............................................................  43
               13.4.4. Purchaser's Remittance of Funds.........................................................  43
               13.4.5.Assumed Liabilities Controlled by Purchaser..............................................  43
      13.5.    Audits..........................................................................................  44
      13.6.    Preservation of Records.........................................................................  44
      13.7.    Seller's Access to Resident Records.............................................................  44
      13.8.    Further Assurances of Seller....................................................................  44
      13.9.    Further Assurances of Purchaser.................................................................  45

ARTICLE XIV.          TERMINATION..............................................................................  45

      14.1.    Termination of Agreement........................................................................  45
      14.2.    Return of Documents.............................................................................  45
      14.3.    Remedies........................................................................................  46
      14.4.    Earnest Money...................................................................................  46
      14.5.    Licensure Requirements..........................................................................  46
      14.6.    Damage or Condemnation..........................................................................  46

ARTICLE XV.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............................  46

      15.1.    Survival of Representations and Warranties......................................................  46
      15.2.    Indemnification by Seller.......................................................................  47
      15.3.    Indemnification by Purchaser....................................................................  47
      15.4.    Notice of Claims................................................................................  47
      15.5.    Third Party Claims..............................................................................  48
      15.6.    Limitation of Liability.........................................................................  48
               15.6.1. Threshold...............................................................................  48
               15.6.2. Time Period.............................................................................  48
               15.6.3. Fraud; Intentional Misrepresentation....................................................  49
      15.7.    Survival of Representations and Warranties......................................................  49
      15.8.    Indemnification by Seller.......................................................................  49
      15.9.    Indemnification by Purchaser....................................................................  49
      15.10.   Notice of Claims................................................................................  50
      15.11.   Third Party Claims..............................................................................  50
      15.12.   Other Remedies..................................................................................  50
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ARTICLE XVI. GENERAL ............................................................................................ 50

     16.1.     Expenses ......................................................................................... 50
     16.2.     Publicity ........................................................................................ 51
     16.3.     Confidentiality .................................................................................. 51
     16.4.     Waivers .......................................................................................... 51
     16.5.     Binding Effect; Benefits ......................................................................... 51
     16.6.     Notices .......................................................................................... 51
               16.6.1. Notice to Seller ......................................................................... 52
               16.6.2. Notice to Purchaser ...................................................................... 52
     16.7.     Entire Agreement ................................................................................. 53
     16.8.     Counterparts ..................................................................................... 53
     16.9.     Headings ......................................................................................... 53
     16.10.    Construction ..................................................................................... 53
     16.11.    Governing Law and Choice of Forum ................................................................ 53
     16.12.    Cooperation ...................................................................................... 53
     16.13.    Severability ..................................................................................... 53
     16.14.    Attorney's Fees .................................................................................. 53
     16.15.    Successors and Assigns ........................................................................... 54
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

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 30th day of September, 1998 by and among BCC of Wisconsin, Inc., a Delaware corporation and wholly owned subsidiary of Balanced Care Corporation, also a Delaware corporation and the sole shareholder of the capital stock of BCC of Wisconsin, Inc. (hereinafter, collectively referred to as "Seller"), and Urquhart Companies, a Minnesota partnership ("Purchaser").

                                    RECITALS:

         WHEREAS, Seller is the owner of certain community-based residential care facilities that are operated under the name "Harmony Manor" and located in Portage, Pardeeville, Waupun, Mauston, Beloit, Monroe and Tomah, Wisconsin (collectively, the "Facilities"); and

         WHEREAS, the Seller is in the business of providing adult personal/assisted living care services and other ancillary health care services to its residents at the aforementioned Facilities (the "Business"); and

         WHEREAS, Balanced Care Corporation owns all of the issued and outstanding shares of the capital stock of BCC of Wisconsin, Inc.; and

         WHEREAS, Seller desires to sell certain assets used or held for use in the operation of each of the Facilities and the Business to Purchaser on the terms and conditions hereinafter set forth, to which Purchaser is agreeable.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for good and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, do covenant and agree as follows:


                         ARTICLE I. CERTAIN DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1. "Accounts Receivable" shall mean as of any date any trade accounts receivable (including, without limitation, any third party receivables arising in connection with any Third Party Payor Programs), notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables associated with the Business through and as of such date.

         1.2. "Accreditation Body" shall mean CARF, JCAHO, the Wisconsin Department of Health and Family Social Services Department of Social Services, the Division of Aging and all other Persons having jurisdiction over the accreditation, certification, evaluation or operation of the Business.

         1.3. "Accrued Expenses" shall mean as of any date accrued rents, insurance premiums, payroll and benefits (including, without limitation, vacation, sick pay, disability pay) and other accrued expenses as would appear on a balance sheet of Seller as of such date prepared in accordance with GAAP consistently applied, including those described in Schedule 1.3.

         1.4. "Affiliate" shall mean any company or other entity which controls, is controlled by or is under common control with the designated Party. For the purpose of the foregoing, ownership, directly or indirectly, of 120% or more of the voting stock or other equity interest shall be deemed to constitute control.

         1.5.  "Agreement" shall mean this Asset Purchase Agreement.

         1.6. "Ancillary Agreements" shall mean the Escrow Agreement, a form of which is attached in Schedule 1.26, real property conveyances described in
Section 5.2.1, and the Bill of Sale, Assignment and Assumption described in
Section 5.2.2, a form of which is attached in Schedule 5.2.2, and the Noncompetition Agreement, a form of which is attached in Schedule 5.2.13.

         1.7. "Annual Financial Statements" shall have the meaning given to it in Section 6.5.1.

         1.8.  "Assumed Liabilities" shall have the meaning given to it in
Section 4.2.

         1.9. "Books and Records" shall have the meaning given to it in Section 6.156.

         1.10. "Business" shall mean the operation of the an adult care residential Facilities and any other ancillary health care services owned, operated, delivered, managed, developed, constructed, maintained, used, occupied or possessed by Seller in connection therewith (including, without limitation, any outpatient and contract rehab therapy services or any Alzheimer's units).

         1.11. "CARF" shall mean the Commission on Accreditation of Rehabilitation Facilities.

         1.12. "Champus" shall mean the Civilian Health and Medical Program of the Uniform Service, a program of medical benefits covering retirees and dependents of members or former members of a uniformed service provided, financed and supervised by the United States Department of Defense and established by 10 U.S.C Sections 1071 et seq.

         1.13. [Intentionally Omitted.]

         1.14. "Closing" shall have the meaning given to it in Section 5.1.

         1.15. "Closing Date" shall have the meaning given to it in Section 5.1.

         1.16. "Closing Inventory" shall mean all closing inventories of supplies, drugs, food, beverages, medical supplies, linens and other similar disposables and consumables which are owned by Seller and are usable and on hand as of the Closing Date; Inventory relating to the Business on the Closing Date.

         1.17. "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         1.18. "Contract" shall mean all alliance agreements, transfer agreements, other agreements (including, without limitation, Resident's Agreements described on Schedule 1.621 , Management Agreements and Provider Agreements), contracts, contract rights, commitments, customer accounts, orders, leases, guarantees, warranties and representations, franchises and books and records of account benefiting, relating to the Business or the ownership, construction, development, maintenance, repair, management, use, occupancy, possession or operation thereof, or the operation of any of the programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor, issued by any Governmental Authority, Accreditation Body or Third Party Payor or maintained or used by Seller with any third Person.

         1.19. "Current Liabilities" shall mean all liabilities classified as current liabilities in accordance with GAAP.

         1.20. "Damages" shall have the meaning given to such term in Sections
14.2 and 14.34.

         1.21. "Department of Health and Family Social Services" shall mean the Wisconsin Department of Health and Commonwealth of Virginia, Department of Family Services.

         1.22. "Division of Aging" shall mean the Commonwealth of Virginia, Department of Social Services, Division of Aging.

         1.23. "Employee" shall mean any individual employed by Seller in the conduct of the Business as listed on Schedule 1.212 (such Schedule being subject to change between the date hereof and the Closing Date as a result of employee changes in the ordinary course of business consistent with past practices).

         1.24. "Encumbrance" shall mean any right to, or interest in, property, which subsists in a third-party and which constitutes a claim, lien, charge or liability attached to and binding upon the property, including, but not limited to, a mortgage, judgment lien, mechanic's lien, lease, security interest, easement and right-of-way.

         1.25. "Environmental Law" shall mean any federal [including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. Sections 136 et seq.)], other Legal Requirements, any common law doctrine and any provision or condition of any permit, license or other operating authorization relating to
(i) the protection of the environment or the public welfare from actual or potential exposure (or the effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Regulated Substance or

(ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Regulated Substance.

         1.26. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.27. "Escrow Agent" shall mean the agent designated by the Chicago Title Insurance Company to enter into an agreement with the Seller and Purchaser in order to administer the terms and conditions of the Escrow Agreement.

         1.28. "Escrow Agreement" shall mean the escrow agreement entered into between Escrow Agent, Seller, and Purchaser in substantially the same form as attached in Schedule 1.26.

         1.29. "ERISA Plans" shall mean defined benefit pension plans and defined contribution pension plans qualified under Section 401(a) of the Code.

         1.30. "Excluded Assets" shall mean those assets that are not included in the sale contemplated hereby and as are further defined in Section 2.2.

         1.31. "Facilities" shall have the meaning given to it in the Recitals mean Potomac Point Residential and Geriatric Care Facility, described in the Recitals of this Agreement.

         1.32. "Financial Statements" shall mean the Annual Financial Statements and the Interim Financial Statements, collectively.

         1.33. "GAAP" shall mean generally accepted accounting principles in the United States of America.

         1.34. "Governmental Authorities or Authority" shall mean all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any government, quasi-governmental unit or political subdivision, whether with a federal, state, county, district, municipality, city or otherwise.

         1.35. [Intentionally Omitted.]

         1.36. "Indemnifying Party" shall have the meaning given to such term in Sections 14.2 and 14.34.

         1.37. "Indemnified Party" shall have the meaning given to such term in Sections 14.2 and 14.34.

         1.38. "Interim Financial Statements" shall have the meaning given to it in Section 6.5.2.

         1.39. "Inventory" shall mean the inventory of Seller, including, without limitation, dry storage goods, janitorial supplies, food and beverage supplies, office supplies, medical supplies, s and pharmaceutical supplies, linens and other similar disposables and consumables.

         1.40. "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

         1.41. "Knowledge" and words of similar import shall mean, with respect to any Party, actual knowledge of a particular fact or other matter being possessed by an individual, and the knowledge that reasonably could be expected to be obtained in the course of conducting a reasonably comprehensive investigation concerning the subject matter.

         1.42. "Legal Requirements" shall mean all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision and other land use and health care licensing statutes, ordinances, by-laws, codes, rules and regulations), promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor. Without limiting the foregoing, the term Legal Requirements includes all Environmental Laws and all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

         1.43. "Managed Care Plans" shall mean all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.

         1.44. "Management Agreement" shall mean any agreement, whether written or oral, between Seller and any other Person pursuant to which Seller provides any payment, fee or other consideration to any other Person to operate or manage the Business (except any employment agreements).

         1.45. "Medicaid" shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

         1.46. "Medicare" shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

         1.47. "Noncompetition Agreement" shall mean the noncompetition agreement entered into between Seller and Purchaser, in substantially the same form as attached in Schedule 5.2.13.

         1.48. "Party" shall mean either the Seller or Purchaser, individually, as the context so requires, and the term "Parties" shall mean the Seller and Purchaser together.

         1.49. "Payables" as of any date shall mean any of the trade accounts payable of Seller with respect to the Purchased Assets or the Business as of such date in accordance with GAAP consistently applied.

         1.50. "Payroll Practice / Employee Arrangement" shall have the meaning given to such term in Section 6.189.

         1.51. "Permits" shall mean all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditations, certificates, certifications, consents, contracts, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued to or on behalf of Seller under any Legal Requirements benefiting, relating to or effecting the Business or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Business and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor.

         1.52. "Permitted Encumbrances" shall mean all Real Property liens for taxes, assessments and governmental charges not yet past due and payable and such other title exceptions that existed when Seller acquired title to the Real Property as specifically set forth in Schedule B to those certain title insurance policies issued by Chicago Title Insurance Company to Seller, copies of which are attached hereto in Schedule 1.49. those Encumbrances as specifically set forth on Schedule 1.46 hereto.

         1.53. "Person" shall mean any individual, corporation, company, limited or general partnership, trust or estate, joint venture, association or other entity.

         1.54. "Prepaid Expenses" as of any date shall mean payments made by Seller with respect to the Purchased Assets or, with respect to Seller, the Business, which constitute prepaid expenses in accordance with GAAP consistently applied.

         1.55. "Proprietary Rights" shall have the meaning given to such term in
Section 6.910.1.

         1.56. "Provider Agreements" shall mean all participation, provider and reimbursement agreements or arrangements for the benefit of Seller in connection with the operation of the Business relating to any right to payment or other claim arising out of or in connection with Seller's participation in any Third Party Payor Program.

         1.57. "Purchase Price" shall have the meaning given to such term in
Section 3.1.1.

         1.58. "Purchased Assets" shall have the meaning given to such term in
Section 2.1.

         1.59. "Purchaser" shall have the meaning given to such term in the preamble of this Agreement.

         1.60. "Purchaser Damages" shall have the meaning given to such term in
Section 14.2.

         1.61. "Purchaser Indemnitees" shall have the meaning given to such term in Section 14.2.

         1.62. "Real Property" shall mean the real property owned by Seller, and used in connection with the Facility and the Business as more fully described in
Schedule 1.596 hereto.

         1.63. [Intentionally Omitted.]

         1.64. [Intentionally Omitted.]

         1.65. "Regulated Substance" shall mean petroleum, petroleum hydrocarbons or petroleum products and any other chemical, material, substance or waste that is identified (by listing or characteristic) and regulated (or the clean-up of which can be required) by any Legal Requirement intended to protect the environment or the public health or welfare, including but not limited to Legal Requirements relating to clean air, clean water, hazardous and solid waste disposal, safe drinking water, endangered species, occupational safety and health, oil spill prevention, groundwater protection, and toxic substances control.

         1.66. "Related Party" means (i) Seller, (ii) any Affiliate of Seller, and (iii) any officer, director, shareholder or partner of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

         1.67. "Resident's Agreements" shall mean copies of all contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility as more fully described in Schedule 1.67 hereto, including, without limitation, assignments of benefits and guarantees, and such resident's related medical and/or other records.

         1.68. "Retained Liabilities" has the meaning given that term in Section 4.32.

         1.69. "Security Right" means, with respect to any security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to such security, whether issued or unissued, or any other security convertible into or exchangeable for any such security.

         1.70. "Security Right" includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting and includes rights conferred by statute, by the issuer's governing documents or by agreement.

         1.71. "Seller" shall have the meaning given to such term in the preamble of this Agreement, individually or collectively, as the context may require.

         1.72. "Seller Damages" shall have the meaning given to such term in
Section 14.3.

         1.73. "Seller Indemnitees" shall have the meaning given to such term in Section 14.3.

         1.74. "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, including, without limitation, income, gross receipts, value-added, excise, withholding, personal property, real estate, sales, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to day such assessment).

         1.75. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         1.76. "Third Party Payor Programs" shall mean all third party payor programs which Seller participates, including, without limitation, Medicare, Medicaid, Champus, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

         1.77. "Third Party Payors" shall mean Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which maintains Third Party Payor Programs.


                  ARTICLE II. TRANSFER OF ASSETS AND PROPERTIES

         2.1. Purchased Assets. Subject to the terms and conditions of this Agreement, Seller shall sell and convey to Purchaser, free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances and except as expressly provided herein), and Purchaser shall purchase from Seller on a going-concern basis, all of Seller's respective right, title and interest in and to the assets, properties and rights of every kind and description, real, personal and mixed, tangible and intangible, wherever situated owned by Seller and used or useful in connection with the Business (the "Purchased Assets") as the same shall exist on the Closing Date (other than the Excluded Assets), including, without limitation, the following:

               2.1.1. Real Property Owned. The Real Property, together with the buildings, structures, improvements and fixtures located thereon, and all rights, privileges, easements, licenses, hereditaments and other appurtenances relating thereto;

               2.1.2.    [Intentionally Omitted.]

               2.1.3. Equipment, Machinery and Other Tangible Personal Property. All machinery, equipment, leasehold improvements, automobiles, supplies, office furniture and office equipment, computing and telecommunications equipment and other items of personal property, including those described in Schedule 2.1.3 hereto;

               2.1.4. Assumed Contracts Relating to the Business Relating to the Business. All the Contracts listed on Schedule 2.1.3 and the Residents' Agreements listed on Schedule 1.67 hereto, and other Contracts entered into hereinafter with Purchaser's approval, and other Residents' Agreements entered into hereinafter within the ordinary course of contracts relating to the acquisition or ownership of the Purchased Assets or the operating on of the Business,; including, without limitation, the Contracts listed on Schedule 2.1.4 and the Resident's Agreements listed on Schedule 1.67 hereto, which Purchaser elects in writing to assume pursuant to this Agreement, to the extent such Contracts are transferable to Purchaser;

               2.1.5. Sales, Rental and Marketing Materials, Manuals. All sales data, rental data, catalogs, brochures, reference sources, suppliers' names, mailing lists, art work, photographs, public relations and advertising material used in the Business, whether in electronic form or otherwise;

               2.1.6. Permits, Licenses. All Permits relating to the acquisition or ownership of the Purchased Assets or the operation of the Business, including, without limitation, those permits listed in Schedule 2.1.56 hereto, to the extent such Permits are transferable to Purchaser;

                  2.1.7. Trade Secrets. All policies and procedures, methods of delivery of services, trade secrets, designs, drawings and specifications, market studies, consultants' reports, prototypes, and all similar property of any nature, tangible or intangible, used in connection with the Business;

                  2.1.8. Trade Name Property. All of the Seller's right, title and interest in and to the trade name "Harmony Manor" or variations thereof; patents, trademarks, trademark registrations, trade names, service marks, copyrights and copyright registrations used in connection with the Business, including, without limitation, those described in Schedule 2.1.8;

                  2.1.9. Goodwill. All goodwill incident to the Business, including but not limited to the value of the names associated with the Business and the value of good customer relations;

                  2.1.10.    [Intentionally Omitted.]

                  2.1.11.    Inventory. All Closing Inventory;

                  2.1.12. Resident Funds. All prepaid rents, deposits and escrow accounts of, or for the benefit of, the Facilities' residents at the Closing Date;

                  2.1.13. Prepaid Expenses. All Prepaid Expenses of, or for the benefit of, the Purchased Assets or the Business at the Closing Date including those described in Schedule 2.1.13, to the extent the benefits thereof are transferable to Purchaser;

                  2.1.14. Computer Software and Hardware. All computer applications software, owned or licensed, whether for general business usage (e.g., accounting, word processing, graphics, spreadsheet analysis, etc.), or specific, unique-to-the-business usage, and all computer operating, security or programming software, owned or licensed and used in the operation of the Business; , provided, however it is understood that Seller makes no representations regarding year 2000 compliance of such software or any purchased computer hardware; and

                  2.1.15. Other Intangible Assets. All other intangible assets (including all causes of action, rights of action, contract rights and warranty and product liability claims against third parties) relating to the Purchased Assets or the Business.

         2.2. Excluded Assets. Notwithstanding Section 2.1, the following assets (collectively, the "Excluded Assets") shall be excluded from this Agreement, and shall not be assigned or transferred to Purchaser:

                  2.2.1. Cash. All other cash, cash equivalents on hand or in bank accounts, short-term notes receivable and unbilled costs and fees up through and including the Closing Date;

                  2.2.2. Accounts Receivable. All Accounts Receivable of Seller existing on the Closing Date;

                  2.2.3. Consideration. The consideration paid to Seller r pursuant to this Agreement;

                  2.2.4. Pensions. Assets constituting any pension or other funds for the benefit of Employees existing on the Closing Date;

                  2.2.5. Corporate Books. Corporate minute book, and stock book and tax returns of Seller;

                  2.2.6. Third Party Claims. Any claims and rights against third parties (including, without limitation, insurance carriers) to the extent they relate to liabilities or obligations that are not assumed by Purchaser hereunder (except the amount of costs and expenses Purchaser shall have incurred with respect to such claims and rights);

                  2.2.7. Taxes. Claims for refunds of Taxes and other charges imposed by any Governmental Authority; and

                  2.2.8. Insurance Policies. Any insurance policies of Seller as identified on Schedule 2.2.8; and

                  2.2.9.     Other Assets. Assets listed on Schedule 2.2.97.

                  2.2.10. Non-assumed Contracts. All contracts which Purchaser does not elect in writing to assume under this Agreement.

         2.3. License to Use Certain Assets. To the extent that there are any tangible or intangible assets used by Seller in connection with the Purchased Assets or the Business that are not specifically designated as Excluded Assets by Section 2.2 (without reference to this Section), the Purchased Assets shall include an irrevocable, nonexclusive, perpetual, paid-up, royalty-free, transferable license to utilize such assets in connection with the operation of the Business after the Closing Date. To the extent that any such assets may not be licensed, Seller shall take all steps required to assure that Purchaser obtains the benefit of such assets.


                      ARTICLE III. CONSIDERATION AND TERMS

         3.1.     Consideration for Purchased Assets.

                  3.1.1. Purchase Price. The aggregate consideration to be paid by Purchaser to Seller for the Purchased Assets of and the Business (the "Purchase Price") shall consist of a cash payment in the amount of $23,90420,000, subject to the adjustments to be made as set forth in Section 3.3 below, to be paid by certified or cashier's check drawn on a national bank or by wire transfer and distributed as follows:

         (i) $520,000 to be paid directly to Seller (the "$50,000 Payment") to be paid to deposited with the Escrow Agent pursuant to the Escrow Agreement, pursuant to the Escrow Agreement within two (2) working days of the t execution of this Agreement and the Escrow Agreement, and applied to the Purchase Price at Closing; and, otherwise to be disbursed as provided in the Escrow Agreement and Section 13.4 hereof.; provided, however, that if Closing fails to occur, the $50,000 payment is nonrefundable and shall be retained by Seller in any event (the "$50,000 Payment"); previously paid to Seller on or about March 9, 1998 (the "$20,000 Payment");and

         (ii) the Purchase Price less the $50,000 Payment above, and plus or minus the adjustments to be made as set forth in Section 3.3 below, to be paid at Closing.

         If Closing fails to occur as contemplated herein by this Agreement, the $50,000 Payment shall be paid to Seller by Escrow Agent in any event except in the case of (i) a failure of the conditions contained in either Section 11.7 ("Consents"), or Section 11.9 ("Environmental Report"), or Section 11.11 ("Financing"), but in the case of the financing condition, only if the financing condition is unsatisfied due to the disapproval by Purchaser's lender of Real Property zoning and variance land use exceptions or restrictions granted by the proper Governmental Authorities; (ii) a material breach of warranty or representation by Seller; or (iii) Seller's failure to otherwise perform hereunder, in which case the $50,000 Payment shall be returned by Escrow Agent to Purchaser upon written demand therefor. Notwithstanding the foregoing, the $50,000 Payment shall be paid to Seller by Escrow Agent (i) if there is a material breach of warranty or representation by Purchaser or (ii) Purchaser fails to otherwise perform hereunder. $80,000 to be paid directly to Seller within two (2) working days of the execution of this Agreement (the "80,000 Payment"); and

         In order to facilitate the transaction contemplated herein, the Parties agree to enter into an Escrow Agreement with an approved agent for the Chicago Title Insurance Company contemporaneously with the execution of this Agreement, in substantially the same form as attached to Schedule 1.26 hereto (the "Escrow Agreement").

         (iii) the remaining balanced to be paid by certified or cashier's check drawn on a national bank or by wire transfer to Seller at the time of Closing.

         All of the payments in (i) - (iii) above shall be credited against the purchase price at Closing. The $20,000 Payment is nonrefundable and shall be retained by Seller in any event. The $80,000 Payment shall be retained by Seller in any event except in the case of (i) a failure of any condition contained in
Article X; (ii) a material breach of warranty or representation by Seller; or
(iii) Seller's failure to otherwise perform hereunder, in which case the $80,000 Payment shall be returned by Seller to Purchaser upon written demand therefor.

              3.1.2. Other Consideration. As additional consideration, Purchaser shall also assume the Assumed Liabilities at the time of Closing.

         3.2. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets and the Business in accordance with the allocation set forth in Schedule 3.23. Purchaser and Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation, and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation or otherwise to the extent permitted under applicable law.

         3.3. Closing Prorations and Adjustments. The following shall be prorated and adjusted between Seller and the Purchaser as of the Closing Date, except as otherwise specified:

         (a) The cost of the Title Insurance, and Survey, and the documentary state, county and local transfer taxes relating to the instruments of conveyance contemplated herein shall be paid by Purchaser;

         (b) Amounts paid or payable under Contracts relating to the business, if any, shall be prorated as set forth below;

         (c) All assessments, general or special, which are due and payable and/or levied due and payable prior to Closing, shall be paid by Seller prior to Closing;

         (d) All documentary state, county and local transfer taxes relating to the instruments of conveyance contemplated herein shall be paid by Seller; all general real estate taxes shall be prorated at the time of closing based on the most recently ascertainable real estate tax bill and be prorated as set forth below;

         (e) All general real estate taxes shall be prorated at the time of closing based on the most recently ascertainable real estate tax bill and reported as set forth below;

         (f) Resident rents relative to the Purchased Assets shall be prorated as set forth below;

         (g) A $15,000 Payment shall be made by Seller to Purchaser and accounted for as a Purchase Price adjustment credit in favor of the Purchaser for the upgrade of the fire protection systems at the Facilities as required by the Department of Health and Family Services for community-based residential care licenses issued after January 1, 1997; and

         (h) Such other items agreed to in writing between the parties or that are customarily prorated in transactions of this nature shall be ratably prorated.

         For purposes of calculating prorations, Seller shall be deemed to be in title to the Facilities for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month which shall have elapsed as of the Closing Date. To the extent not ascertainable at the Closing Date, the amount of such prorations shall be adjusted in cash after Closing as and when complete and accurate information becomes available but only in the event that such proration is greater than $250. Seller and Purchaser agree to cooperate and use their diligent and good faith efforts to make such adjustments no later than 30 days after the Closing. Items of income and expense for the period prior to and including the Closing Date will be for the account of Seller and items of income and expense for the period after the Closing Date will be for the account of Purchaser, all as determined by the accrual method of accounting. Bills received after Closing which relate to expenses incurred, services performed or other amounts allocable to the period prior to and including the Closing Date will be paid by Seller.

             ARTICLE IV. ASSUMPTION OF LIABILITIES; EMPLOYEE MATTERS

         4.1. General Limitation on Assumption of Liabilities. Except for Permitted Encumbrances and as otherwise provided in Sections 4.2, 4.3 and 4.54 below, Seller shall transfer the Purchased Assets to Purchaser free and clear of all Encumbrances, and without any assumption of liabilities and obligations, and Purchaser shall not, by virtue of its purchase of the Purchased Assets, assume or become responsible for any liabilities or obligations of Seller or any other Person. For purposes of this Section 4.1 the phrase "liabilities and obligations" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         4.2. Assumed Liabilities and Obligations of Seller. On the Closing Date, Purchaser shall acquire the Purchased Assets subject only to, and shall undertake, assume, perform and otherwise pay, satisfy and discharge, and hold Seller harmless from the following liabilities and obligations, excluding any liabilities and obligations to Affiliates of Seller (collectively, the "Assumed Liabilities"):

                  (i) All liabilities and obligations of Seller accruing subsequent to the Closing Date under the Contracts contemplated by Section 2.1.34, provided that the rights thereunder have been duly and effectively assigned to Purchaser; and

                  (ii) All liabilities and obligations of Seller accruing after the Closing Date under the Permits described in Section 2.1.56, provided that the rights thereunder have been duly and effectively assigned to Purchaser.

         4.3. Excluded Liabilities. Except for the Assumed Liabilities, Purchaser does not and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other liability of Seller existing on the Closing Date or arising out of any transactions entered into, or any state of facts existing, prior to the Closing Date (the "Retained Liabilities"), and Seller agrees to pay and satisfy when due all of such Seller's respective Retained Liabilities. Except for the obligations and liabilities included in the Assumed Liabilities, the term "Retained Liabilities" shall include, without limitation, liabilities:

                  (i) for or in connection with any dividends, distributions, redemptions, or Security Rights with respect to any security of Seller;

                  (ii) arising out of any transaction affecting Seller or obligations incurred by Seller after Closing;

                  (iii) for expenses or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all legal and accounting fees and all brokers or finders fees or commissions payable by Seller;

                  (iv)   under or arising out of this Agreement;

                  (v) against which Seller is insured or otherwise indemnified or which would have been covered by insurance (or indemnification) but for a claim by the insurer (or the indemnitor) that the insured (or the indemnities) had breached its obligations under the policy of insurance (or the contract of indemnity) or had committed fraud in the insurance application;

                  (vi)   to any Related Party;

                  (viii) to indemnify Seller's officers, directors, shareholders, Employees or agents;

                  (ix) for federal, state or local tax liabilities or obligations of Seller in respect to periods prior to Closing, and the transactions contemplated hereunder, including, without limitation, income taxes payable under the Code, any income tax, any franchise tax, any tax recapture, any FICA, workers' compensation, vacation liability and other employee benefits, any insurance premiums, rents, or other accruals and any and all other taxes or amounts due or payable for a period prior to Closing; notwithstanding the foregoing, all state and local recordation taxes arising by reason of the transfers contemplated by this Agreement shall be paid by Purchaser and all tax constituting a Grantor's Tax, as defined under Virginia law (excluding all federal, state and local income and gross receipt taxes on the earnings or gross receipts of Seller prior to the Closing Date, which shall remain the sole responsibility of such Seller). shall be the responsibility of and shall be borne by Seller (All any real estate and personal property taxes for the year in which Closing occurs shall be pro-rated to the Closing Date [based on a calendar year or fiscal year for which such taxes are levied basis; and], if the tax rates for the year in which Closing occurs shall not be fixed prior to the Closing Date for a particular item of the Purchased Assets, the pro-ration of taxes thereon shall be based upon the tax rate for the year prior to Closing applied to the latest assessment valuation; however, in the event that any such taxes are increased or decreased for the year in which Closing occurs, Seller or Purchaser shall then reimburse the other party for amounts in excess of or less than the proration as determined as of the Closing Date);

                  (x) for long term indebtedness and other obligations or guarantees of Seller;

                  (xi)   for Current Liabilities of Seller at the Closing Date;

                  (xii) if applicable, for or in connection with any cost reports required to be filed by Seller with respect to periods prior to Closing; and

                  (xiii) for Accrued Expenses and Payables of Seller at the Closing Date.

         4.4. Offer of Employment. It is Purchaser's present intention to offer employment on and as of Closing, on an at-will basis, to o all Employees actively at work at the Facilities in the same or substantially similar jobs, and at substantially the same base salaries or wages and substantially the same benefits as were paid or provided by Seller immediately prior to the Closing Date as reflected on Schedule 1.21 hereof; however, Purchaser assumes no obligation to hire any employee at this time. Seller will cooperate with Purchaser in arranging interviews with employees as requested by Purchaser and in inducing such employees as are designated by Purchaser to enter into Purchaser's employment.

         4.5.     Vacation, Workers' Compensation and Disability Claims.

                  4.5.1. Seller's Liability. Seller shall remain liable for all liability for all accrued vacation entitlements, workers' compensation, disability and occupational diseases of or with respect to the Employees attributable to entitlements, injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

                  4.5.2. Purchaser's Liability. Purchaser shall be liable for all liability for all vacation entitlements, workers' compensation, disability and occupational diseases of or with respect to the Employees hired by Purchaser attributable to entitlements, injuries, claims, conditions, events and occurrences first occurring after the Closing Date.

                  4.5.3.      Workers' Compensation; Unemployment Compensation.
Schedule 4.54.3 attached hereto sets forth a true and correct summary of the following with respect to Seller and the Employees:

                              (i)   a listing of all workers' compensation
contracts and;

                              (ii)  the most recent workers' compensation loss
experience for the past three years; and

                              (iii) a summary report and loss experience rating
for unemployment compensation.; and

                              (iv)  the turnover rates for the Facility.


                               ARTICLE V. CLOSING

         5.1. Time; Location. The parties shall use their best efforts to consummate the purchase and sale of the Purchased Assets contemplated hereunder on or before October 30, 1998. However, the parties recognize that due to the timing of approval from the Wisconsin Department of Health and Family Services, the closing may be delayed beyond October September 30, 1998. The actual date of closing shall be no later than ten (10) business days after all approvals regarding the transfer or reissuance of all necessary Licenses have been obtained unless mutually extended in writing by agreement of the parties, and in no case later than September 30, 1998, unless extended in writing upon the mutual agreement of the parties hereto. within forty-five days from the date of this Agreement (the "Closing"). The date of the Closing shall be referred to as the "Closing Date." The Closing shall take place at such time, date and place as may be mutually agreed upon by the Parties.

         5.2. Seller's Document Deliveries. At Closing, Seller shall , as the case may be, execute or and deliver the following instruments of transfer and assignment:

                  5.2.1. Deeds. Duly executed general warranty deeds with English covenants in favor of Purchaser or Purchaser's designee, in recordable form, transferring good and marketable fee simple title to the Real Property, subject only to Permitted Encumbrances, and such affidavits or other instruments as Purchaser's title insurance company may reasonably request, including, but not limited to, (i) affidavits required for the purpose of eliminating exceptions for (A) judgments, bankruptcies, taxes and municipal claims, (B) parties in possession other than current occupants pursuant to agreements with Seller, (C) mechanics' or materialmens' liens and (D) encroachments or survey discrepancies of any nature; (ii) payoff letters, lien releases and satisfaction pieces and (iii) gap indemnities;

                  5.2.2. Bill of Sale. A duly executed general bill of sale, assignment and assumption substantially in the form of Schedule Exhibit 5.2.2 hereto, transferring to Purchaser good and marketable title to all of the tangible personal property included in the Purchased Assets, subject only to Permitted Encumbrances and the Assumed Liabilities and assigning to Purchaser, to the extent assignable, Seller's right, title and interest in each of the contracts, permits and other agreements included in the Purchased Assets, together with all consents of third parties that are required to make each such assignment effective to such third parties;

                  5.2.3. Escrow Agreement. The Escrow Agreement, duly executed by Seller, pursuant to Section 3.1 above;

                  5.2.4. Title Certificates. Certificates of title to all vehicles included in the Purchased Assets with assignments to Purchaser;

                  5.2.5. Property Tax Statements. To the extent not delivered prior to Closing, all real estate and personal property tax statements or bills for or relating to the Real Property or any of the other Purchased Assets for the applicable current tax year or years, and all tax assessments or notices thereof upon which such taxes are based;

                  5.2.6. Plans and Specifications. To the extent not delivered prior to Closing, all plans, specifications and other drawings used in the construction of the Facilities y or any renovations thereof (including, without limitation, any as-built plans and architectural specifications, ALTA surveys, geotechnical reports, environmental reports, and fire marshal inspection reports) and all guarantees and warranties made by third parties with respect to the improvements, buildings, personalty or any of the other Purchased Assets;

                  5.2.7. Building Permits. To the extent not delivered prior to Closing, all building permits, zoning permits, occupancy permits, subdivision plans, surveys and hazardous waste studies in the possession of Seller that were prepared within two years before the date hereof, for or relating to the Facilities;

                  5.2.8. Contracts and Other Permits. To the extent not delivered prior to Closing, all Contracts, Permits, or other instruments or agreements relating to the ownership, operation, use, occupancy, licensure, accreditation or maintenance of the Business;

                  5.2.9. Rent Roll. The rent roll of Seller listing all residents of the Facilities y and its respective rent payments current as of not earlier than one week prior to August 1, 1998;

                  5.2.10. Seller's Certificate. Purchaser shall have received a certificate from Seller, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 11.1 and Section 11.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Seller hereunder;

                  5.2.11. Secretary's Certificate. Purchaser shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Seller with respect to:

                              (i)   the resolutions of the board of directors of
Seller and, if necessary, the stockholders of Seller, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the performance by Seller of the transactions contemplated hereby and thereby;

                              (ii)  the incumbency and specimen signature of
each officer or representative of Seller executing this Agreement, the certificate referred to in Section 11.3, and the Ancillary Agreements to which Seller is a party; and

                              (iii) the effect that the governing documents of
Seller delivered pursuant to Section 11.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date;

                  5.2.12. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                              (i)   certificates of the appropriate public
officials to the effect that Seller is a validly existing corporation in good standing in its state of incorporation as of a date not more than 30 days prior to the Closing Date;

                              (ii)  incumbency and specimen signature
certificates dated as of the Closing Date, signed by the officers of Seller and certified by its Secretary; and

                              (iii) true and correct copies of (A) the charter
documents of Seller as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of its state of incorporation and (B) the bylaws of Seller as of the Closing Date, certified by the Secretary of Seller;

                  5.2.13. Covenant Not to Compete. Seller shall deliver to Purchaser the Noncompetition Agreement as provided for in Section 12.2 below, substantially in the form attached hereto as Schedule 5.2.13;

                  5.2.14. Opinion of Counsel. Seller shall provide an opinion addressed to Purchaser and, if necessary, Purchaser's lender, regarding the matters set forth in Sections 6.1, 6.2, 6.3, and 6.4, substantially in the form attached in Schedule 5.2.14 hereto; and

                  5.2.15. Closing Documents. To the extent not delivered prior to Closing, the documents referred to in Section 8.1.2 and Section 8.1.8; and

                  5.2.16. Other Documents. Such other documents and instruments of conveyance and transfer as may reasonably be requested by Purchaser, its counsel, or the Escrow Agent which may be necessary to consummate this transaction and to otherwise affect the agreements of the parties hereto. The Ancillary Agreements, and such additional instruments of conveyance and transfer as Purchaser may reasonably require in order to more effectively vest in it, and put it in possession of, the Purchased Assets.

         5.3. Purchaser's Document Deliveries. At Closing, Purchaser shall execute or deliver the following instruments of transfer and assignment:

                  5.3.1. Balance of Purchase Price. The balance of the Purchase Price as calculated in Section 3 above;

                  5.3.2. Bill of Sale. An executed general bill of sale, assignment and assumption pursuant to Section 4.1 above, substantially in the form of Exhibit 5.2.2 hereto;

                  5.3.3. Escrow Agreement. The Escrow Agreement, duly executed by Purchaser, pursuant to Section 3.1 above;

                  5.3.4. Purchaser's Certificate. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the matters specified in Section 10.1 and Section 10.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder;

                  5.3.5. Secretary's Certificate. Seller shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to:

                          (i)      the resolutions of the board of directors of
Purchaser and, if necessary, the stockholders of Purchaser, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the performance by Purchaser of the transactions contemplated hereby and thereby;

                          (ii)     the incumbency and specimen signature of each
officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 10.3, and the Ancillary Agreements to which Purchaser is a party; and

                          (iii)    the effect that the governing documents of
Purchaser delivered pursuant to Section 10.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date;

                  5.3.6. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                              (i)   certificates of the appropriate public
officials to the effect that Purchaser is a validly existing entity in good standing in its state of organization as of a date not more than 30 days prior to the Closing Date;

                              (ii)  incumbency and specimen signature
certificates dated as of the Closing Date, signed by the officers of Purchaser and certified by its Secretary; and true and correct copies of (A) the charter documents of Purchaser as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of its state of organization and (B) the bylaws or operating agreement of Purchaser as of the Closing Date, certified by the Secretary of Purchaser;

                  5.3.7. Opinion of Counsel. Purchaser shall provide an opinion addressed to Seller regarding the matters set forth in Sections 7.1, 7.2, 7.3, and 7.4, substantially in the form attached to Schedule 5.2.14 hereto;

                  5.3.8. Other Documents. Such other documents and instruments of conveyance and transfer as may reasonably be requested by Seller, its counsel, or the Escrow Agent which may be necessary to consummate this transaction and to otherwise affect the agreements of the parties hereto; and

         5.4. Reasonable Steps. Seller and Purchaser shall make such reasonable efforts as may be appropriate so that on the Closing Date, Purchaser shall be placed in actual possession and control of all of the Purchased Assets.


              ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller, represents and warrants to Purchaser, that each of the following representations and warranties is true and correct as of the date hereof:

         6.1. Organization, Good Standing and Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof and to be performed by it.

         6.2. Authorization of Agreement. Seller has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

         6.3. Enforceability. This Agreement constitutes, and the Ancillary Agreements to which Seller is party, upon such Seller's execution and delivery thereof, will constitute the legal, valid and binding obligations of such Seller, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         6.4. No Violation; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Seller; (ii) except with respect to notices and consents (if any) required to be given by Seller to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Business, violate or require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which Seller, the Business or the Purchased Assets are subject; (iii) violate any judgment, order, writ or decree of any court applicable to Seller, the Business or the Purchased Assets; (iv) except as identified on Schedule 2.1.34, conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any contract or other instrument, document or undertaking to which Seller is a party or any of the Purchased Assets is bound or (v) result in the creation or imposition of any Encumbrances upon the Purchased Assets.

         6.5.     Financial Statements.

                  6.5.1.      Annual Financial Statements. Included with
Schedule 6.5.1 attached hereto are the unaudited consolidating balance sheet and statement of operations data for the Business as of June 30, 1998 (collectively, the "Annual Financial Statements"). Except as otherwise may be disclosed in
Schedule 6.5.1, the Annual Financial Statements (i) have been prepared in accordance with the books and records of Seller, (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, (iii) fairly present in all material respects the financial condition and the results of operations of the Business as of the relevant dates thereof and for the periods covered therein, and (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and results of operations of the Business as of the relevant dates thereof and for the periods covered by the Annual Financial Statements.

                  6.5.2.      Interim Financial Statements. Included with
Schedule 6.5.2 attached hereto is the monthly unaudited consolidating balance sheet and statement of operations data of the Business for the July 1998 period (collectively, the "Interim Financial Statements"). Except as otherwise may be disclosed in Schedule 6.5.2, the Interim Financial Statements (i) have been prepared in accordance with the books and records of Seller, (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, (iii) fairly present in all material respects the financial condition and the results of operations of the Business as of the relevant dates thereof and for the periods covered therein, and (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition and results of operations of the Business as of the relevant dates thereof and for the periods covered by the Interim Financial Statements.

                              Seller has delivered to Purchaser true and
complete copies of the unaudited (i) balance sheets of the Business at December 31, 1997, 1996 and 1995 and the related statements of income and cash flows for the years then ended and (ii) monthly financial reports of receipts and expenses for the first four (4) months of 1998 with respect to the operation of the Facility and, in addition, Seller shall provide Purchaser, as promptly as the same become available through the Closing Date, but no later than 15 days after the last day of each month, monthly financial reports of receipts and expenses of Seller for the Facility. In the event that the Closing Date occurs within the first 15 days of a month, notwithstanding anything to the contrary herein, Seller shall furnish Purchaser statements of profit and loss for the then immediately preceding month no later than three days prior to the Closing Date. True and correct copies of such financial statements and monthly reports are attached hereto as Schedule 6.5. The foregoing financial statements have been prepared from the Books and Records of Seller in accordance with GAAP consistently applied throughout the periods involved except as may be noted therein. Such financial statements, including the related notes, are true and correct and fairly present the financial position of the Business at the dates indicated and the results of operations and cash flows of the Business for the periods then ended in accordance with GAAP.

         6.6.     [Intentionally Omitted]

         6.7. Inventory. The Inventory was or will be acquired and maintained in accordance with the regular business practices of Seller, consists or will consist of new and unused items of a quality and quantity usable or salable in the ordinary course of business consistent with past practice, and is or will be valued in accordance with GAAP consistently applied.

         6.8.     Absence of Certain Changes or Events.

                  6.8.1. Seller. Except as set forth in Schedule 6.7 8 hereto, since the period covered by the Interim Financial Statements December 31, 1997 in connection with the Business, Seller has not:

                              (i)   amended in any material respect or
terminated any Contract or Permit other than in the ordinary course of business consistent with past practice;

                              (ii)  suffered the occurrence of any events that,
individually or in the aggregate, have had, or could reasonably be expected to have, a material adverse effect on results of operations of the Business, including any damage or destruction by fire, storm or similar casualty, whether or not covered by insurance;

                              (iii) sold, transferred, replaced or leased any of
the Purchased Assets, except for transactions in the ordinary course of business consistent with past practice;

                              (iv)   waived or released any material rights with
respect to the Purchased Assets or the Business;

                              (v)    transferred or granted any rights to any
Proprietary Rights;

                              (vi)   entered into any transaction or made any
commitments (for capital expenditures or otherwise) other than in the ordinary course of business consistent with past practice;

                              (vii)  changed its methods of accounting;

                              (viii) increased the compensation of any of the
Employees, except following normal review procedures or as reasonably deemed necessary in the ordinary course of business consistent with past practice;

                              (ix)   suffered any major or key personnel
changes;

                              (x)    materially altered its conduct in its
relations with suppliers and residents; or

                              (xi)   materially altered its marketing efforts
with respect to the Business.

         6.9.     Real Property.

                  6.9.1. Title to Properties; Absence of Liens and Encumbrances. Seller owns and will transfer to Purchaser at Closing good and marketable title to all of the Purchased Assets subject to Closing, including, without limitation, the Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Copies of all title insurance policies and surveys written in favor of Seller relating to the Real Property have been delivered to Purchaser.

                  6.9.2. Structures and Improvements. To the best of Seller's knowledge, Seller represents and warrants that all structures and other improvements on the Real Property are in good order and repair and free from any structural defects.

                  6.9.3. Boundaries; Location. Seller represents and warrants that the structures and other improvements on the Real Property are within the lot lines and do not encroach on the properties of any other Person. The Seller further represents and warrants that the Real Property is considered a separate parcel of land for taxing and conveyancing purposes and that no portion of the Real Property is located in a flood plain (except that limited portion that may be disclosed on Purchaser's survey), flood hazard area or designated wetlands area.

                  6.9.4. Location and Physical Condition of Facilities. Except as otherwise may be disclosed in the surveys and accompanying certificates provided to Purchaser by Seller, all Facilities and other improvements on the Real Property (i) are located within the lot lines of the Real Property and (ii) do not encroach on the properties of any other person. Except as otherwise expressly covenanted, represented and warranted in this Agreement, all structures and improvements located upon the Real Property and all elements thereof, including but not limited to the landscaping, fixtures, and equipment associated therewith, shall be sold, transferred and conveyed to Purchaser hereunder, AS IS, WHERE IS, AND SUBJECT TO ALL FAULTS. Notwithstanding the foregoing, any routine repair and maintenance deficiencies on the Real Property that are identified by the Department of Health and Family Services during licensure inspections shall be corrected by Seller prior to the Closing Date at Seller's own cost and expense, or, alternatively, accounted for at Closing as a Purchase Price adjustment credit in favor of Purchaser. Except as otherwise expressly covenanted, represented and warranted in this Agreement, . Seller makes no warranties or representations, express or implied, with respect to the state of condition and repair of the structures and improvements located upon the Real Property including, but not limited to, the fixtures and mechanical equipment used with respect to such structures and improvements.

                  6.9.5. Use and Operation. Except as otherwise may be disclosed in the surveys and accompanying certificates provided to Purchaser by Seller, Seller represents and warrants that the use and operation of the Real Property conforms to all applicable building, zoning, safety and subdivision laws, Environmental Laws and other Legal Requirements, and all restrictive covenants and restrictions and conditions affecting title.

                  6.9.6. Utilities. Except as otherwise may be disclosed in the surveys and accompanying certificates provided to Purchaser by Seller, Seller represents and warrants that all public utilities (including water, gas, electric, storm and sanitary sewage and telephone utilities) required to operate the Facilities y are available to the Facilities y and such utilities enter the boundaries of such Facilities y through adjoining public streets, permanent easements or rights-of-way of record in favor of the Seller. Such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Facilities y as currently conducted and permit full compliance with all Legal Requirements. Seller has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to the Facilities.

                  6.9.7. Assessments; Notices. Seller has not received any written or oral notice of assessments for public improvements against the Real Property or any written or oral notice or order by any Governmental Authority, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, that claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

                  6.9.8. Condemnation. Seller represents and warrants that there is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Property.

                  6.9.9. Access. Except as otherwise may be disclosed in the surveys and accompanying certificates provided to Purchaser by Seller, Seller represents and warrants that all present driveways and other access routes to the Real Property are from public streets and no other Person has any right to use any such driveways or other access routes.

         6.10.    Proprietary Rights.

                  6.10.1. Logos and Tradenames. Schedule 2.1.6.98 hereto sets forth a correct and complete list of all patents, logos, trademarks, trade names, service marks, copyrights and applications or registrations therefor used in and material to the Business (collectively, the "Proprietary Rights").

                  6.10.2. Licenses. Except as disclosed in Schedule 62.91.8: (i) Seller owns or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange) all the Proprietary Rights; (ii) the Proprietary Rights included in the Purchased Assets constitute all the material rights necessary to conduct the Business in accordance with past practice and are being conveyed to Purchaser together with the other Purchased Assets; (iii) the validity of the Proprietary Rights and the rights therein of Seller have not been questioned in any litigation to which Seller is a party, nor, to Seller's Knowledge, is any such litigation threatened; and (iv) to best of Seller's knowledge, the conduct of the Business does not conflict with patent rights, licenses, trademark rights, trade name rights, copyrights or other intellectual property rights of others.

                  6.10.3. Infringement. Except as disclosed in Schedule 2.1.6.98 hereto, Seller does not have Knowledge that any material use of any Proprietary Rights owned by Seller has heretofore been, or is now being, made by any Person other than Seller, and Seller has no Knowledge of any infringement of any Proprietary Rights owned or licensed by Seller. No present or former director, officer, Employee or consultant of Seller has any interest in any of the Proprietary Rights.

         6.11.    Contracts and Commitments.

                  6.11.1. Seller. Except as listed and described in on Schedule
1.621 and Schedule 2.1.34, neither Seller nor any of the Facilities is a party to or subject to any Contract relating to the operation of each of the Facilities. Each Contract described in the aforementioned schedules is valid and in full force and effect and there are no existing defaults by Seller thereunder. No event has occurred that (whether with notice, lapse of time, or both) would constitute an existing default by Seller under any of the Contracts. Except as set forth in the aforementioned schedules, all of the Contracts may be assigned to Purchaser without the consent of any other party thereto. Seller is not with respect to the Business a party to any written or oral:

                          (i)   Contract for the future purchase of, or payment
for, supplies or products, or for the performance of services by another party, involving in any one case $10,000 or more;

                          (ii)  Contract to sell or supply products or to
perform services, involving in any one case $10,000 or more (except for any Resident's Agreement);

                          (iii) Contract continuing over a period of more than
six months from the date hereof or exceeding $10,000 in value (except for any Resident's Agreement);

                              (iv)   representative, sales agency, dealer or
distributor Contract;

                              (v)    lease under which Seller is either lessor
or lessee,

                              (vi)   note, debenture, bond, conditional sale
agreement, equipment trust agreement, letter of credit agreement, loan agreement or other Contract or for the borrowing or lending of money (including without limitation loans to or from Employees) or guarantee, pledge or undertaking of the indebtedness of any other Person;

                              (vii)  Contract for any charitable or political
contribution;

                              (viii) Contract limiting or restraining Seller or
any successor or assign from engaging or competing in any likeness of business with any Person;

                              (ix)  license, franchise, distributorship or other
agreement, including those that relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Business;

                              (x)   Contract or commitment to assign, option,
sell, transfer or otherwise convey any right, title or interest of Seller in and to all or any portion of the Business; or

                              (xi)  any other material Contract not made in the
ordinary course of business consistent with past practice.

Each of the contracts and other instruments, documents and undertakings listed on Schedule 1.61, Schedule 2.1.4, Schedule 1.57 and Schedule 1.58 is valid and enforceable in accordance with its terms, the parties thereto are in compliance with the provisions thereof, neither party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred that with or without the giving of notice or lapse of time, or both, would constitute a default thereunder and (ii) except as set forth on Schedule 1.61, Schedule 2.1.4, Schedule 1.57 and Schedule 1.58, no advance payments have been received by Seller by or on behalf of any party to any of the contracts and other instruments, documents and undertakings listed thereon for services to be rendered or products to be delivered by such party after the Closing Date. Any contracts that cannot be transferred or require consent or approval for the transfer thereof are specifically identified on Schedule 1.61, Schedule 2.1.4, Schedule 1.57 and Schedule 1.58 hereto as nontransferable or requiring such consent or approval.

                  6.11.2. Permits, Licenses. Seller has all Permits that are required to operate the Facilities as "community-base residential care facilities" an "Adult Care Residence" facility as that term is defined by the Department of Health and Family Social Services, Division of Aging and the Business (including without limitation those required under any Environmental
Law) and Seller is in compliance with the terms and conditions of the Permits.
Schedule 2.1.56 hereto sets forth a correct and complete list of all Permits, each one of which is in full force and effect. To Seller's Knowledge, no suspension or cancellation of any of the Permits is threatened and no cause exists for such suspension or cancellation. Any Permits that cannot be transferred or require consent or approval for the transfer thereof are specifically identified on

Schedule 2.1.56 hereto as nontransferable or requiring such consent or approval. Except as disclosed in Schedule 6.11, to the best of Seller's Knowledge, the Facilities Except as disclosed in Schedule 6.11 the Facilities are fully constructed, fixtured and equipped to operate as licensed community based residential facilities in the State of Wisconsin in full compliance with all regulations of the Department of Health and Family Services. Except as disclosed in Schedule 6.11, each individual facility is equipped for and operating the number of beds for which it is licensed. Except as disclosed in Schedule 6.11, each Facility is equipped for and operating the number of beds for which it is licensed.

         6.12. Compliance with Laws. Except as described in Schedule 6.13 hereto, Seller has at all times conducted, and is presently conducting, the Business so as to comply in all material respects with all Legal Requirements applicable to the conduct of operation of the Business or the ownership or use of the Purchased Assets.

         6.13.    Legal Proceedings.

                  6.13.1. Seller. Except as described in Schedule 6.134 hereto, there is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Seller's Knowledge, threatened against Seller with respect to the Business or any of the Purchased Assets owned or used by it in connection therewith, or relating to the transactions contemplated by this Agreement, nor to Seller's Knowledge is there any basis for any such claim, action, suit, proceeding, investigation, or inquiry. Except as set forth on
Schedule 6.134 hereto, Seller is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental, regulatory or administrative official, body or authority that relates to the Business or the Purchased Assets owned or used by Seller in connection therewith that might affect the transactions contemplated by this Agreement.

                  6.13.2. Absence of Undisclosed Liabilities. Except as set forth in Schedule 6.145, Seller has no liabilities or obligations (as defined in Section 4.1) relating to the Business except (i) those liabilities and obligations set forth on the Financial Statements of Seller previously provided to Purchaser and not heretofore paid or discharged; (ii) those liabilities and obligations arising in the ordinary course of business consistent with past practice under any Contract or commitment specifically disclosed on Schedule
1.62 and Schedule 2.1.34 hereto or not required to be disclosed because of the term or amount involved; and (iii) those liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Interim Financial Statements dated as of July December 311, 19987 provided to Purchaser.

                  6.13.3. Books and Records. All books of account and other financial records of Seller directly relating to the Business (the "Books and Records") are materially complete and correct and have been made available to Purchaser. All of the Books and Records have been prepared and maintained in accordance with good business practices and, where applicable, in conformity with GAAP (except as otherwise stated therein) and in compliance in all material respects with all Legal Requirements.

                  6.13.4. Employees. Schedule 1.212 sets forth a true and correct list of all individuals currently employed by Seller in the conduct of the Business and their present position, rate of compensation and date of hire. None of the individuals currently employed the following for the Facility: (i) all individuals employed by Seller in the conduct of the Business; (ii) total wage costs; (iii) wage/salary grade structure and (iv) each Employee's (A) present position and department, (B) job description, (C) rate of compensation anby Seller have been given d (Dany ) service credited for service purposes of vesting and eligibility under any each Payroll Practice/Employee Arrangement prior to their respective dates of hire.

                  6.13.5. Labor Disputes. Except as described in Schedule 6.178 hereto, there are no material discrimination complaints nor any other kind of employment or labor related disputes against Seller in connection with the Business pending before or, to Seller's Knowledge, threatened before any federal, state or local court or agency, and to Seller's Knowledge, no material dispute respecting minimum wage or overtime claims or other conditions or terms of employment exists. The Business has not experienced any material labor disputes or any material work stoppage due to labor disagreements within the past three years. With respect to the Business and except to the extent set forth in Schedule 6.178: (i) there is no unfair labor practice charge or complaint against Seller pending or, to Seller's Knowledge, threatened, before the National Labor Relations Board; (ii) there is no labor strike, slowdown or stoppage pending or, to Seller's Knowledge, threatened against or affecting Seller; and (iii) no question concerning representation has been raised within the past three years, or to Seller's Knowledge, is threatened respecting the Employees.

         6.14.    Payroll Practice/Employee Arrangement.

                  6.14.1. Benefit Plans. Schedule 6.189 contains a complete list of each employee benefit plan subject to ERISA, and/or holiday, vacation or other bonus practice or any other employee pay practice, arrangement, agreement or commitment (the "Payroll Practice/Employee Arrangement") and maintained by or with respect to which Seller has any liability or obligation, whether actual or contingent, with respect to the Employees or their respective beneficiaries.

                  6.14.2. Plan Liability. Seller has not taken any action that may result in Purchaser being a party to, or bound by, an ERISA Plan, and Purchaser shall have no liability under, or be subject to any liability on account of, any ERISA Plan or Payroll Practice/Employee Arrangement following the consummation of the transaction contemplated hereby.

                  6.14.3. Retirement Benefits. No ERISA Plan or other employee arrangement has provided for the payment of retiree benefits by Purchaser.

                  6.14.4. No Finder. Seller has not taken any action that would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement.

         6.15.    Condition of Equipment. Except as set forth on Schedule
6.201, all equipment that is part of the Purchased Assets is in good operating condition and repair, reasonable wear and tear excepted (subject only to routine maintenance and repair) and usable in the conduct of the Business consistent with past practice.

         6.16. Affiliate Transactions. Except as set forth in Schedule 6.22 hereto, Seller and its Affiliates provide no services or products to the Business.

         6.17.    Compliance With Environmental Matters. Except as disclosed in
Schedule 6.23:

                  6.17.1. Compliance; No Liability. Seller has operated the Business and each parcel of Real Property in material compliance with all applicable Environmental Laws. Seller is not subject to any liability, penalty or expense (including legal fees), and Purchaser will not suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted on or with respect to any property by such Seller at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not such Seller permitted or participated in such act or omission.

                  6.17.2. Treatment; CERCLA. Seller has not treated, stored, recycled or disposed of any hazardous material, and to the best of Seller's knowledge, no other Person has treated, stored, recycled or disposed of any hazardous material on any part of the Real Property, except that all syringes used on the Property are stored for a period of up to approximately three months and then turned over to and disposed of by a carrier in the business of disposing of medical waste, all in accordance with environmental law. To the best of Seller's knowledge, there has been no release of any hazardous material at, on or under any Real Property. Seller has not transported any hazardous material or arranged for the transportation of any hazardous material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLA or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against Seller for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Real Property is listed or, to Seller's Knowledge, proposed for listing on the National Priorities List pursuant to Superfund, CERCLA or any state or local list of sites requiring investigation or cleanup.

                  6.17.3. Notices; Existing Claims; Certain Hazardous Materials; Storage Tanks. Seller has not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any hazardous material. Seller is not required to place any notice or restriction relating to the presence of any hazardous material at any Real Property or in any deed to any Real Property. Seller has provided to Purchaser a list of all sites to which such Seller has transported any hazardous material for recycling, treatment, disposal, other handling or otherwise. There has been no past, and there is no pending or contemplated, claim by Seller under any Environmental Law or Legal Requirement based on actions of others that may have impacted on the Real Property, and Seller has not entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental liability or expense. All storage tanks located on the Real Property, whether underground or aboveground, are disclosed on Schedule 6.23, and, to Seller's Knowledge, all such tanks and associated piping are in sound condition and are not leaking and have not leaked.

         6.18. Insurance. Schedule 6.2.2.84 sets forth a complete list of all insurance policies (including binders, declaration pages and endorsements) of any nature whatsoever maintained by

Seller on the date of this Agreement and describes the annual or other premiums payable from time to time thereunder. Except as disclosed on Schedule 2.2.8, to the best of Seller's Knowledge, there are no outstanding requirements or recommendations by any insurance company or by any Governmental Authority exercising similar functions which require or recommend any changes in the conduct of the Business, or any repairs or other work to be done on or with respect to any of the Facilities or Purchased Assets. Except as set forth in
Schedule 6.22, Seller has received no written notice or other written communication from any such insurance company within the two years preceding the date hereof canceling or materially amending any insurance policies or materially increasing the annual or other premiums payable under any of such insurance policies and no such cancellation, amendment or material increase of premiums is or has been threatened. maintained with respect to the Business for the past three years and all insurance policies known by to have been maintained by any other Person which may provide any coverage for liabilities relating in any manner to any Environmental Law. Schedule 6.24 also sets forth a true and correct summary of the loss experiences for the past three years under each such policy. Except as set forth on Schedule 6.24, no insurance has ever been canceled or denied. Following the Closing, Seller shall, to the extent that coverage under its insurance policies extends to include the Business, (i) take no action to eliminate or reduce such coverage, other than normal elimination or reduction of coverage as they occur by virtue of the filing of claims in the ordinary course under such insurance policies, (ii) pay when due any premiums under such policies for periods, including retrospective or retroactive premium adjustments and (iii) use its best efforts to assist in filing and processing claims under and otherwise cooperate with Purchaser to allow Purchaser, in its own name, or on behalf of Seller, to obtain all coverage benefits applicable to the Business under such insurance policies, including the execution of assignments or powers of attorney for the benefit of Purchaser. Any proceeds of insurance paid by an insurer to Seller for claims of Purchaser made in accordance with this Section shall be promptly paid to Purchaser.

         6.19. No Significant Items Excluded. Except for Excluded Assets, there are no assets, properties, contracts, permits or other items of Seller or any Related Party that are of material importance to the ongoing operation of the Business by Purchaser in substantially the same manner in which the Business has been conducted by Seller prior to the date of this Agreement.

         6.20. Surveys. Seller has provided Purchaser with copies of Seller's federal and/or state surveys or inspections and any plans of correction for the current year and the two immediately preceding years for the Facility. To the best of Seller's knowledge, each such survey or inspection was prepared in material compliance with all applicable Legal Requirements.

         6.21. Occupancy Reports. Seller has provided Purchaser with copies of Seller's occupancy or census reports for the Facilities y for the June and July 1998 time periods last year. Each such occupancy report was prepared based on the number of operational beds (i.e., double occupancy rooms were only counted as such when both beds were occupied).

         6.22. Discounted Rates; Rate limitations; Free Care. Attached hereto is
Schedule 6.28 that sets forth a true and complete list of the following for the
Facility: (i) any services that are provided based on a discount factor from the rates regularly charged at the Facility; (ii) any restrictions or limitations on rates which may be charged to private pay residents for services provided at the Facility; (iii) any percentage of beds or slots in any program at the Facility that must be reserved for Medicare or Medicaid eligible residents and (iv) any amount of welfare, free or charity care or discounted government assisted resident care provided at the Facility.

         6.23. Tax Returns. Except as disclosed on Schedule 6.24 attached hereto:

                  Within the times and in the manner prescribed by law, Seller has filed all federal, state and local tax returns (including information returns) and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon Seller, and has paid all taxes shown to be due to any taxing authority with respect to all periods ending prior to or on the Closing Date;

                  All tax returns filed by the Seller through the Closing Date constitute complete and accurate representations of the tax liabilities of Seller as appropriate (and any predecessor or subsidiary entity) for such years and accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to its future tax liabilities, including the tax bases of its properties and assets; and

                  All deposits and payment of taxes required to be made have been fully paid and deposited in a timely manner.

                  Seller has filed or caused to be filed, or will file or cause to be filed, all Tax Returns that are required to be filed by it prior to or on the Closing Date, pursuant to all Legal Requirements of each Governmental Authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete in all material respects. Seller has paid or will pay all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns, except (i) such Taxes, if any, as are being contested in good faith and disclosed on Schedule 6.29, (ii) in the case of Seller, such Taxes that are fully reserved against on the financial statements of Seller previously provided to Purchaser and (iii)Taxes accruing that are not yet due. Except as set forth on Schedule 6.29, Seller is currently not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by any taxing authority of a jurisdiction other than one in which each Facility is located. Seller has paid, or will withhold and pay, all Taxes required to have been withheld in connection with amounts paid or owing to any Employee, independent contractor, creditor, stockholder or other third party.

         6.24. NOI. Seller represents and warrants that the net operating income of the Facility, calculated in accordance with GAAP, before amortization, depreciation, interest, rent expense and income taxes, was between $425,000 and $475,000 on a combined basis for the calendar year ending December 31, 1997.

         6.25. Completeness and Accuracy. All information set forth on any Schedule hereto is true, correct and complete. No representation or warranty of Seller contained in this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All Contracts, Permits and other documents and instruments furnished or made available to Purchaser by Seller are or will be true, complete and accurate originals or copies of originals and include all amendments, supplements, waivers and modifications thereto.


            ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants to Seller, that each of the following representations and warranties is true and correct as of the date hereof:

         7.1. Organization, Good Standing, Power. Purchaser is a partnership corporation duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite corporate power and authority to own and lease the Purchased Assets, to carry on the Business and to execute and deliver this Agreement and the Ancillary Agreements to which Purchaser is a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

         7.2. Authorization of Agreement and Enforceability. Purchaser has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party, the performance by it of all terms and conditions hereof and thereof to be performed by it and the consummation of the transactions contemplated hereby and thereby.

         7.3. Enforceability. This Agreement constitutes, and the Ancillary Agreements, upon Purchaser's execution and delivery thereof, will constitute, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         7.4. No Violations; Consents. Except as set forth on Schedule 7.43, the execution, delivery and performance by Purchaser of this Agreement and the Ancillary Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of Purchaser, (ii) except with respect to notices and consents required to be given by Purchaser to any Accreditation Body or Governmental Authority in connection with the sale and change of ownership of the Purchased Assets and the Business, violate, or require any consent, authorization or approval of, or exemption by, or filing under any provision of any contract, law, statute, rule or regulation to which Purchaser is subject, (iii) violate any judgment, order, writ or decree of any court applicable to Purchaser, (vi) conflict with, result in a breach of, constitute a default under, or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any agreement, contract, commitment, lease or other instrument, document or undertaking to which Purchaser is a party or (v) result in the creation or imposition of any Encumbrance upon its assets.

         7.5. Legal Proceedings. There is no claim, action, suit, proceeding, investigation or inquiry pending before any Governmental Authority or, to Purchaser's Knowledge, threatened against Purchaser or any of Purchaser's properties, assets, operations or businesses that might prevent or delay the consummation of the transactions contemplated hereby.

         7.6. No Finder. Except for obligations separately undertaken to _________________________. Purchaser has not taken any action which would give to any Person a right to a finder's fee or any type of brokerage commission in relation to, or in connection with, the transactions contemplated by this Agreement, except a fee due and payable by Purchaser to Retirement Property Services, Inc.


             ARTICLE VIII. COVENANTS OF SELLER PRIOR TO CLOSING DATE

         8.1. Required Actions. Between the date of this Agreement and the Closing Date, Seller covenants that it will, as the case may be:

              8.1.1. Access to Information. Give to Purchaser and its counsel, accountants, consultants and other representatives, for the purpose of audit, review and copying, reasonable access, during normal business hours, to such of the properties, books, accounts and records of such Seller as are relevant to the Purchased Assets and the Business, and furnish or otherwise make available to Purchaser all such information concerning the Purchased Assets and the Business as Purchaser may reasonably request;.

              8.1.2. Surveys; Occupancy; Operations. Provide Purchaser with the following:

                         (i)   occupancy reports for the Facilities, as soon as
the same become available through the Closing Date, but no later than 15 days after the last day of any given month (which reports shall be prepared based on the number of operational beds);

                         (ii)  federal and/or state health care surveys or
inspections and any plans of correction for the Facilities, as soon as the same become available through the Closing Date, but no later than 15 days after received by Seller;

                         (iii) rent rolls for the Facilities, as soon as the
same become available through the Closing Date, but no later then 15 days after the last day of any given month. If applicable, Seller's cost reports for the current year and the two immediately preceding years for the Facility, together with the current rate schedule for the Facility; and

                         (iv) monthly statements of profit and loss of Seller
for the Facilities, as soon as the same become available through the Closing Date, but no later than 15 days after the last day of each month;

                  8.1.3. Conduct of Business. Operate the Business in the usual, regular and ordinary manner as such Business was conducted prior to the date hereof and, to the extent consistent with such operation, use its best efforts until the Closing Date to (i) preserve and keep intact the Business; (ii) keep available the services of the Employees; (iii) preserve its relationships with residents, suppliers and others having business dealings with Seller in connection with the Business and (iv) maintain current marketing activities;

                  8.1.4. Maintenance of Properties. Maintain the Purchased Assets, whether owned or leased, in their good repair, order and condition, in accordance with Seller's past practices, reasonable wear and tear excepted;

                  8.1.5. Maintenance of Books and Records. Maintain the Books and Records in the usual, regular and ordinary manner, on a basis consistent with past practice;

                  8.1.6. Compliance with Applicable Law. Comply in all material respects with all Legal Requirements applicable to the Purchased Assets and to the conduct of the Business;

                  8.1.7. Performance of Obligations. Perform all the material obligations of Seller relating to the Purchased Assets and the Business in accordance with the past practices;

                  8.1.8. Approvals, Consents. Use its best efforts to obtain in writing as promptly as possible any approvals and consents as required to be obtained by Seller in order to effectuate the transactions contemplated hereby and allow the Purchaser to continue to operate the Business from and after the Closing Date, and deliver to Purchaser copies of such approvals and consents. Accordingly, Seller shall cooperate with Purchaser's efforts to obtain the necessary licenses to operate the Facility from the appropriate Accreditation Bodies, including, without limitation, the Department of Health and Family Services, Division of Aging. Upon execution and delivery of this Agreement, Seller shall promptly:

                              (i)   provide Purchaser with copies of all
Permits;

                              (ii)  notify each Accreditation Body and Third
Party Payor as required by any Legal Requirement of the pending change of ownership of the Facilities; and

                              (iii) provide such other notices as required by
all Legal Requirements including, if required, (i) notices to the Facilities" residents and (ii) notices to referral or human service agencies. Prior to sending the notices, Seller shall provide copies to Purchaser for review and approval, which approval shall not be unreasonably withheld;

                  8.1.9. Notice of Material Damage. Give to Purchaser prompt notice in writing of any fact that, if known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach in any material respect by Seller of any of its respective representations, warranties, covenants or agreements hereunder;

                  8.1.10. Pay Employees to Closing Date. Pay all wages, salaries and other sums due Employees through the close of business on the day prior to the Closing Date;

                  8.1.11. Cost Reports. File, or cause to be filed, all Medicare and Medicaid cost reports that are required to be filed after the Closing Date, without regard to any extensions, pursuant to all applicable Legal Requirements. Any liability of Seller required to be paid as a result of any such cost report for any period prior to the Closing Date shall be paid by Seller. Purchaser shall cause any refund which may be received after the Closing Date as a result of any such cost report to be paid to Seller;

                  8.1.12. Transfer of Employees. Take all reasonably necessary steps to transfer to Purchaser the employment of all Employees electing to continue their employ with Purchaser as of the Closing Date;

                  8.1.13. Compliance with Agreement. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and use all reasonable efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement; and

                  8.1.14. Update Schedules. Promptly disclose to Purchaser any information contained in the representations and warranties of Seller contained in Article VI or in the Schedules to this Agreement which is no longer complete or correct (including furnishing updated financial statements); provided that no such disclosure shall be deemed to modify, amend or supplement such Seller's representations and warranties.

                  8.1.15. Repairs and Alterations prior to Closing. Make repairs and alterations to the Facilities prior to closing as specified on
Schedule 8.1.14 hereof.

         8.2. Prohibited Actions. Between the date of this Agreement and the Closing Date, Seller shall not, except as otherwise agreed by Purchaser in writing:

                  8.2.1. Sale of Purchased Assets. Sell, transfer, assign, lease, encumber or otherwise dispose of any of the Purchased Assets other than in the ordinary course of business consistent with past practices;

                  8.2.2. Business Changes. Change in any material respect the character of the Business;

                  8.2.3. Incurrence of Material Obligations. Incur any material fixed or contingent obligation or enter into any material agreement, commitment or other transaction or arrangement, commitment or other transaction or arrangement that is not in the ordinary course of business consistent with past practices and with respect to which Purchaser will be bound subsequent to Closing;

                  8.2.4. Incurrence of Liens. Subject to lien, security interest or any other Encumbrance, other than Permitted Encumbrances, any of the Purchased Assets;

                  8.2.5. Change in Employee Compensation and Benefits. Increase the rate of compensation paid, or pay any bonus, to anyone connected with the Business, except for those increases or bonuses planned, in the ordinary course of business consistent with past practices, or establish or adopt any new pension or profit-sharing plan, deferred compensation agreement or employee benefit arrangement of any kind whatsoever covering or affecting Employees;

                  8.2.6. Publicity; Advertisement. Except as required by law, publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby;

                  8.2.7. No Release. With respect to Seller, except in the ordinary course of business consistent with past practices, cancel, release or relinquish any material debts of or claims against others held by Seller with respect to the Business or waive any material rights relating to the Business; and

                  8.2.8. No Termination or Modification. Terminate or materially modify any material contract or permit (including, without limitation, those items listed on Schedule 1.61, Schedule 2.1.4, Schedule 1.57 and Schedule 1.58) or other authorization or agreement affecting the Purchased Assets or, with respect to Seller, the Business or the operation thereof.


            ARTICLE IX. COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

         9.1. Required Actions. Between the date of this Agreement and the Closing Date, Purchaser shall, except as otherwise agreed by Seller in writing:

                  9.1.1. Advise of Changes. Advise Seller promptly in writing of any fact that, if known at the Closing Date, would have been required to be set forth or disclosed in or pursuant to this Agreement, or which would result in the breach by Purchaser of any of its representations, warranties, covenants or agreements hereunder;

                  9.1.2. Compliance with Agreement. Not undertake any course of action inconsistent with satisfaction of the conditions applicable to it set forth in this Agreement, and Purchaser shall use its best efforts to do all such acts and take all such measures as may be reasonably necessary to comply with the representations, agreements, conditions and other provisions of this Agreement;

                  9.1.3. Examinations. Promptly undertake all examinations, inspections, surveys and audits, including, without limitation, title searches and surveys of the Real Property, environmental assessments and audits and engineering surveys, as Purchaser deems necessary in connection with the acquisition of the Purchased Assets or the Business; and

                  9.1.4. Seller's Employees. Take all reasonable steps to ensure the transfer of employment of all of the Employees Purchaser elects to hire, consistent with the provisions of Section 4.4 above;

                  9.1.5. Intentionally Omitted.

                  9.1.6. Seller's Employees. Take all reasonable steps to ensure that the transfer of employment of all of the Employees electing to continue their employ with Purchaser as are able to be accomplished prior to or on the Closing Date.

         9.2. Investigation. Purchaser shall use reasonable efforts to conduct an investigation of the Business of Seller in such a manner as to prevent disruption of relations with the Employees, residents and suppliers of Seller, which investigation shall include such due diligence as is customary for transactions of the type contemplated herein;.

         9.3. Approvals, Consents. Purchaser shall use its best efforts to obtain in writing as promptly as possible any approvals and consents as required to be obtained by Purchaser in order to effectuate the transactions contemplated hereby and deliver to Seller copies of such approvals and consents. Accordingly, Purchaser take all reasonable action to obtain the necessary licenses to operate the Facilities y from the e Department of Health and Social Services, Division of Aging, including:

                  providing notice to each Accreditation Body and Third Party Payor as required by any Legal Requirement of the pending change of ownership of the Facilities; and

                  providing such other notices as required by all Legal Requirements including, if required, (i) notices to the Facilities' residents and (ii) notices to referral and human service agencies. Prior to sending the notices, Purchaser shall provide copies to Seller for review and approval, which approval shall not be unreasonably withheld;

                  but not including making or paying for any repairs or alterations to the Facilities unless agreed in writing pursuant to Section 13.5 hereof.

         9.4. Publicity; Advertisement. Except as required by law, Purchaser shall not publicize, advertise or announce to any third-party, except as required pursuant to this Agreement to obtain the consent of such third-party, the entering into of this Agreement, the terms of this Agreement or the transactions contemplated hereby; provided, however, the foregoing shall not be applicable to disclosures made by Purchaser to Purchaser's lender in response to such lender's reasonable requests.


          ARTICLE X. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligation of Seller to proceed with the Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of Closing of the following conditions with respect to Purchaser, any one or more of which may be waived in whole or in part by Seller:

         10.1. Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         10.2. Performance of Agreement. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         10.3. Purchaser's Certificate. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder.

         10.4. Secretary's Certificate. Seller shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to:

                  The resolutions of the board of directors of Purchaser and, if necessary, the stockholders of Purchaser, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the performance by Purchaser of the transactions contemplated hereby and thereby;

                  The incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 10.3 and the Ancillary Agreements to which Purchaser is a party; and

                  The effect that the governing documents of Purchaser delivered pursuant to Section 10.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

         10.5. Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted, threatened or anticipated which questions the validity or legality of the transactions contemplated hereby.


         10.6. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                  Certificates of the appropriate public officials to the effect that Purchaser is a validly existing partnership in good standing in its state of organization as of a date not more than 30 days prior to the Closing Date;

                  Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Purchaser and certified by its Secretary; and

                  True and correct copies of (A) the charter documents of Purchaser as of a date not more than 30 days prior to the Closing Date, certified by the Secretary of State of its state of organization and (B) the bylaws or operating agreement of Purchaser as of the Closing Date, certified by the Secretary of Purchaser.

         10.7. Opinion of Counsel. Seller shall have received the favorable opinion of counsel for Purchaser, reasonably satisfactory to Seller and its counsel as to the matters set forth in Sections 7.1, 7.2, 7.3 and 7.3 hereof.


          ARTICLE XI. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to proceed with Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of Closing of the following conditions with respect to Seller, any one or more of which may be waived in whole or in part by Purchaser:

         11.1. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and the Ancillary Agreement to which Seller is a party shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         11.2. Performance of Agreement. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement and the Ancillary Agreements to which such Seller is a party to be performed or complied with by it at or prior to the Closing Date.

         11.3. Seller's Certificate. Purchaser shall have received a certificate from Seller, dated as of the Closing Date, reasonably satisfactory in form and substance to Purchaser and its counsel, certifying as to the matters specified in Section 110.1 and Section 110.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Seller hereunder.

         11.4. Secretary's Certificate. Purchaser shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Seller with respect to:

               (i) the resolutions of the board of directors of Seller and, if necessary, the stockholders of Seller, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party and the performance by Seller of the transactions contemplated hereby and thereby;

               (ii) the incumbency and specimen signature of each officer or representative of Seller executing this Agreement, the certificate referred to in Section 110.3 and the Ancillary Agreements to which Seller is a party; and

               (iii) the effect that the governing documents of Seller delivered pursuant to Section 110.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

         11.5. Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which if successfully asserted might otherwise have a material adverse effect on the conduct of the Business or impose any additional material financial obligation on, or require the surrender of any material right by, Purchaser.

         11.6. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                (i) Certificates of the appropriate public officials to the effect that Seller is a validly existing corporation in good standing in its state of incorporation as of a date not more than 310 days prior to the Closing Date;

                (ii) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Seller and certified by its Secretary; and

                (iii) True and correct copies of (A) the charter documents of Seller as of a date not more than 310 days prior to the Closing Date, certified by the Secretary of State of its state of incorporation and (B) the bylaws of Seller as of the Closing Date, certified by the Secretary of Seller.

         11.7. Consents. Any third-party consents, approvals, authorizations or Permits (including, without limitation, those required by any Governmental Authorities) necessary for the conveyance of the Purchased Assets or valid consummation of the transactions contemplated hereby and operation of the Business by Purchaser from and after the Closing Date, shall have been obtained.

         11.8. Arrangements with Employees. Substantially all of Seller's Employees shall have accepted employment with Purchaser effective as of the Closing Date and Purchaser shall have entered into arrangements with key Employees of Seller satisfactory to Purchaser in its sole discretion.

         11.9. Business Investigation. On or before The Closing Date, at its own cost and expense, Purchaser shall have completed its investigation as contemplated in Section 9.2, the results of which shall be satisfactory to Purchaser in its reasonable sole discretion.

         11.10. Physical Inspection. On or before April 23, 1998, at its own cost and expense, Purchaser shall have inspected and approved the physical condition of the Real Property including the improvements and the HVAC, electrical, plumbing and other systems, and shall receive the written report in form and substance satisfactory to Purchaser from a qualified engineering firm approved by Purchaser or any engineer employed by Purchaser to the effect that the improvements on the Real Property have been constructed in compliance with, and currently are in compliance with, all governmental requirements, including without limitation the Americans With Disabilities Act, and with all restrictions of record applicable thereto which materially affect the Purchaser's intended use of the Real Property.

         11.11. Environmental Report. On or before the Closing Date, at its own cost and expense, Purchaser shall have obtained a written report from a qualified geotechnical or engineering firm, in a form and substance , satisfactory to Purchaser, concerning the presence, handling, treatment and disposal of Regulated Substances on, in or under the Real Property and disclosing (i) the results of a review of prior uses of the Real Property disclosed by local public records, including the chain of title; (ii) contacts with local officials to determine whether any records exist with respect to the disposal of Regulated Substances on the Real Property; and (iii) if recommended to or required by Purchaser, soil samples and groundwater samples consistent with good engineering practice.

         11.12. Title Insurance. On or before October 30, 1998, at its own cost and expense, Purchaser shall have obtained for all Real Property final marked commitments to issue to Purchaser ALTA (19920-Form B with appropriate state endorsements) owner's or leasehold policies of title insurance in coverage amounts equal to the fair market values of such Real Property, insuring good and marketable title to such Real Property with mechanic's liens coverage and such endorsements as Purchaser may reasonably request, subject only to the and with exceptions only for ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession) and Permitted Encumbrances.

         11.13. [Intentionally Omitted.]

         11.14. Closing Documents. Purchaser shall have received the other documents referred to in Section 5.2 which shall be in form and substance satisfactory to Purchaser in its reasonable discretion.

         11.15. Other Deliveries. At its own cost and expense, Purchaser shall have received with respect to the Real Property:

                11.15.1. Surveys. Surveys of such property which conform to the standards set forth in the ALTA/American Congress on Surveying and Mapping Minimum Standard Detail Requirements for Land Title Surveys and which disclose no state of facts inconsistent with the representations and warranties of Seller set forth in Section 6.9 hereof and are otherwise acceptable to Purchaser;

                11.15.2.   Affidavits. ALTA extended coverage
statements/affidavits in form and substance satisfactory to Purchaser's title insurer regarding title, mechanic's liens and such other customary matters as may be reasonably requested by Purchaser or Purchaser's title insurer; and

                11.15.3. FIRPTA Certificates. A certificate, duly executed and acknowledged by Seller under penalties of perjury, in the form prescribed by Treasury Regulation

Section 1.1445-2(b)(2)(iii), stating Seller's name, address and Federal tax identification number, and that Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

         11.16. Intentionally Omitted.

         11.17. Opinion of Counsel. Purchaser shall have received the favorable opinion of counsel for Seller, addressed to Purchaser and Purchaser's lender, reasonably satisfactory to Purchaser and its counsel as to the matters set forth in Sections 6.1, 6.2 and 6.3 hereof.

         11.18. Authorization. On or before the Closing Date, at its own cost and expense On or before April 23, 1998, Purchaser shall have obtained approval of the transactions contemplated herein by its board of directors and shareholders (if necessary).

         11.19. Opinion of Counsel. Purchaser shall have received the favorable opinion of counsel for Seller, addressed to Purchaser and, if necessary, Purchaser's lender, reasonably satisfactory to Purchaser and its counsel as to the matters set forth in Sections 6.1, 6.2, 6.3, and 6.4 hereof.


         ARTICLE XII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligation of Seller to proceed with the Closing under this Agreement is subject to the fulfillment prior to the specified date or at the time of Closing of the following conditions with respect to Purchaser, any one or more of which may be waived in whole or in part by Seller:

         12.1. Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall have been true in all material respects on the date hereof and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         12.2. Performance of Agreement. Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed or complied with by it at or prior to the Closing Date.

         12.3. Purchaser's Certificate. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, reasonably satisfactory in form and substance to Seller and its counsel, certifying as to the fulfillment of all matters specified in Section 11.1 and Section 11.2 hereof. The matters set forth in such certificate shall constitute representations and warranties of Purchaser hereunder.

         12.4. Secretary's Certificate. Seller shall have received a certificate, dated as of the Closing Date, of the Secretary or any Assistant Secretary of Purchaser with respect to:

                (i) the resolutions of the board of directors of Purchaser and, if necessary, the stockholders of Purchaser, authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which Purchaser is a party and the performance by Purchaser of the transactions contemplated hereby and thereby;

                (ii) the incumbency and specimen signature of each officer or representative of Purchaser executing this Agreement, the certificate referred to in Section 11.3 and the Ancillary Agreements to which Purchaser is a party; and

                (iii) the effect that the governing documents of Purchaser delivered pursuant to Section 11.6 were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

         12.5. Injunction. On the Closing Date, there shall be no injunction, writ, preliminary restraining order or any order of any nature in effect issued by a court of competent jurisdiction directing that the transactions provided for herein, or any of them, not be consummated as herein provided and no suit, action, investigation, inquiry or other legal or administrative proceeding by any Governmental Authority or other Person shall have been instituted, threatened or anticipated which questions the validity or legality of the transactions contemplated hereby.

         12.6. Actions and Proceedings. All corporate actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to counsel for Seller, and such counsel shall have been furnished with such certified copies of such corporate actions and proceedings and such other instruments and documents as it shall have reasonably requested, including, without limitation:

                (i) certificates of the appropriate public officials to the effect that Purchaser is a validly existing corporation in good standing in its state of incorporation as of a date not more than 10 days prior to the Closing Date;

                (ii) incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Purchaser and certified by its Secretary; and

                (iii) true and correct copies of (A) the charter documents of Purchaser as of a date not more than 10 days prior to the Closing Date, certified by the Secretary of State of its state of incorporation and (B) the bylaws of Purchaser as of the Closing Date, certified by the Secretary of Purchaser.


                ARTICLE XIII. OBLIGATIONS AFTER THE CLOSING DATE

         13.1. Covenant Not to Interfere. Seller covenants and agrees that for a period of two years after the Closing Date, Seller will not solicit for employment by such Seller or any Affiliates any Person who is an Employee of the Business as of the Closing Date.

         13.2. Noncompetition. For a period of two years following the Closing Date, Seller agrees that neither it nor any of its affiliates will and CC Adams, PhD. and/or his spouse, will not, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of any independent living or assisted living facilities within a 15-mile radius of any of the Facilities as a shareholder, officer, director, partner, owner, joint venture or affiliate of any corporation, partnership, joint venture or other entity, unless acting in accordance with Purchaser's written consent, own, manage, operate, finance or participate in the ownership, management, operation or financing of or permit its name to be used by or in connection with any business or enterprise engaged in the Business acquired by Purchaser hereunder and located within a 25-mile radius of the Facility. Seller acknowledges that the provisions of this Section are reasonable and necessary to protect the interests of Purchaser, that any violation of this Section will result in an irreparable injury to Purchaser and that damages at law would not be reasonable or adequate compensation to Purchaser for violation of this Section and that, in addition to any other available remedies, Purchaser shall be entitled to have the provisions of this Section specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages or posting a bond or other security to an equitable accounting of all earnings, profits and other benefits arising out of any violation of this Section. In the event that the provision of this Section shall ever be deemed to exceed the time, geographic scope or other limitations permitted by applicable law, then the provisions shall be deemed reformed to the maximum extent permitted by applicable law.

         13.3. Transition of Employees. From and after the Closing Date, Purchaser and Seller shall cooperate to ensure an orderly transition of the Employees who accept employment with Purchaser.

         13.4.    Certain Transitional Matters.

                  13.4.1. Transfer of Assets. Seller agrees that Purchaser, from and after the Closing Date, shall have the right and authority to collect for Purchaser's own account all items which shall be transferred to Purchaser as provided herein;.

                  13.4.2. Endorsement of Checks. From and after the Closing Date, Purchaser shall have the right and authority to retain and endorse without recourse the name of Seller on any check or any other evidence of indebtedness received by Purchaser on account of any of the Purchased Assets and, with respect to Seller, the Business transferred to Purchaser hereunder;.

                  13.4.3. Seller's Remittance of Funds. After the Closing Date, Seller shall promptly transfer and deliver to Purchaser any cash or other property, if any, that Seller may receive related to the Purchased Assets other than the Excluded Assets and the Business;.

                  13.4.4. Purchaser's Remittance of Funds. After the Closing Date, Purchaser shall promptly transfer and deliver to Seller any cash or other property, if any, that Purchaser may receive related to the Excluded Assets or to the operation of the Business prior to the Closing Date; and, provided that funds received from Beulah Sanderson, a resident at the Facility, or from her estate on her behalf, shall be first applied to outstanding indebtedness to Purchaser, if any, until Purchaser has been paid in full, and the remainder, if any, shall be paid to Seller for amounts applicable to periods prior to Closing. If a decision is made by Purchaser to evict or discharge Beulah Sanderson from the facility, Purchaser shall give Seller ten (10) days advance written notice.

                  13.4.5.Assumed Liabilities Controlled by Purchaser. From and after the Closing, Purchaser shall have complete control over the payment, settlement or other disposition of, or any dispute involving any Assumed Liability, and Purchaser shall have the right to conduct and control all negotiations and proceedings with respect thereto. Seller shall notify Purchaser promptly of any claim made with respect to any Assumed Liability and shall not, except with the prior written consent of Purchaser, voluntarily make any payment of, or settle or offer to settle, or consent to any compromise with respect to, any such Assumed Liability. Seller shall cooperate with Purchaser in connection with any negotiations or proceedings involving any Assumed Liability.

         13.5. Audits. To the extent reasonably requested by Purchaser, following the Closing Date, at Purchaser's cost and expense, Seller shall cooperate and request Seller's accountants to cooperate, with Purchaser and its auditors in the preparation of audited financial statements of the Facility for the years ended December 31, 1997, 1996 and 1995 prepared in accordance with GAAP or, to the extent required, in connection with any registration statement or other form filed by Purchaser with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Act of 1934.

         13.6. Preservation of Records. After the Closing, Purchaser shall keep and preserve all medical records and other records of each of the Facilities existing as of the closing and which are required to be kept and preserved (i) by any applicable federal or state law or regulations or (ii) in connection with any claim or controversy still pending involving Seller. After the Closing, upon reasonable written notice by Seller to Purchaser, Seller, at its own cost and expense, shall be entitled, during regular business hours, to have access to and make copies of all records pertaining to the operation of each of the Facilities (other than medical records which shall be governed by the provisions of Section
12.5 below) prior to the Closing for any lawful corporate purpose.

         13.7. Seller's Access to Resident Records. To the extent permitted by law, Seller, at its own cost and expense, shall be entitled, after the Closing, during the regular business hours of each of the Facilities, to have access to and make copies of the resident records, including the medical records and medical charts of any resident admitted to each of the Facilities on or before the Closing. In addition, subject to the prior consent of Purchaser, Seller shall be entitled to copy and remove any such record or chart, but only for the purpose of pending litigation.

         13.8. Further Assurances of Seller. From and after the Closing Date, Seller shall, at the request of Purchaser, execute, acknowledge and deliver to Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, special powers of attorney, consents and other documents, and take such other action, as Purchaser may reasonably request (i) to transfer to and vest in Purchaser, and protect its rights, title and interest in, all the Purchased Assets and (ii) otherwise to consummate the transactions contemplated by this Agreement. In addition, from and after the Closing Date, Seller shall afford Purchaser and its attorneys, accountants and other representatives access, during normal business hours, to any Books and Records relating to the Business that Seller may retain as may reasonably be required in connection with the preparation of financial information or tax returns of Purchaser, provided that Purchaser reimburses Seller for its reasonable out-of-pocket expenses in connection therewith.

         13.9. Further Assurances of Purchaser. From and after the Closing Date, Purchaser shall afford to Seller and its attorneys, accountants and other representatives access, during normal business hours, to such Books and Records relating to the Business as may reasonably be required in connection with the preparation of financial information or Tax Returns for periods concluding on or prior to the Closing Date. Purchaser shall cooperate in all reasonable respects with Seller with respect to its former interest in the Business and in connection with financial account closing and reporting and claims and litigation asserted by or against third parties, including, but not limited to, making Purchaser's employees available at reasonable times to assist with, or provide information in connection with financial account closing and reporting and claims and litigation, provided that Seller reimburses Purchaser for its reasonable out-of-pocket expenses (including costs of employees so assisting) in connection therewith.


                            ARTICLE XIV. TERMINATION

         14.1. Termination of Agreement. This Agreement may be terminated:

               (i) by the mutual consent in writing of Seller and Purchaser;

               (ii) by Purchaser upon notice to Seller if any of the conditions set forth in Article XI hereof have not been satisfied or become impossible to satisfy by the specified date or the Closing Date, as the case may be (other than by reason of the material failure of Purchaser to fulfill its obligations under this Agreement);

               (iii) by Seller upon notice to Purchaser if any of the conditions set forth in Article X I hereof have not been satisfied or become impossible to satisfy by the Closing Date (other than by reason of the material failure of such Seller to fulfill its obligations under this Agreement);

               (iv) by Seller if Purchaser materially breaches any of its representations or warranties contained herein or materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for 130 consecutive calendar days after such Seller gives written notice of such failure to Purchaser; and

               (v) by Purchaser if Seller materially breaches any of its representations or warranties contained herein or materially breaches or fails to fulfill its obligations under this Agreement, which failure continues and remains uncured for 130 consecutive calendar days after Purchaser gives written notice of such failure to such Seller; and.

               (vi) by Purchaser in the event of a material damage to any of the Facilities or in the event of a material condemnation, as provided in
Section 13.46 below.

         14.2. Return of Documents. If this Agreement is terminated for any reason pursuant to this Article XIII, each Party shall return to the other Party all documents and copies thereof which shall have been furnished to it by such other Party or, with the agreement of the other Party, shall destroy all such documents and copies thereof.

         14.3. Remedies. If this Agreement is terminated by Purchaser or Seller as permitted under Section 13.1 and not as a result of a breach of a representation or warranty or the failure of any Party to perform its obligations hereunder, such termination shall be without liability of any Party. If a Party terminates this Agreement as a result of a breach of a representation or warranty by the other Party or the failure of the other Party to perform its obligations hereunder, the nonbreaching Party, in addition to any other available rights or legal remedies now or hereafter existing at law or in equity that may be available, shall be entitled to reimbursement from the breaching Party for all expenses (including reasonable legal fees) incurred by the nonbreaching Party in connection with this Agreement and the transactions contemplated hereby.

         14.4. Earnest Money. In the event this Agreement is terminated for reasons other than Purchaser's default hereunder, all Earnest Money shall be promptly refunded to Purchaser. In the event this Agreement is terminated due to Purchaser's default, Seller shall be entitled to retain the Earnest Money as liquidated damages for Purchaser's breach. The parties agree to cooperate in providing the Escrow Agent with appropriate disbursement instructions in accordance with this Agreement.

         14.5. Licensure Requirements. The parties recognize that the Department of Health and Family Services will inspect each of the Facilities to determine regulatory compliance as a condition to the transfer of the Licenses, or issuance of Licenses, necessary to operate the Facilities as community based residential facilities under the provisions of Wisconsin law, and may require as conditions to such transfer or issuance, that certain repairs, alterations or installations be made to one or more of the Facilities. Since as of the time of execution of this Agreement, the nature, extent and cost of such repairs, alterations and installations are unknown, the parties have made no agreement herein as to the responsibility for completing and paying therefor (except to the extent covered by Schedule 8.1.14). If the parties do not subsequently reach agreement as to these matters and as a result the Department of Health and Family Services does not approve the transfer or issuance of Licenses to Purchaser, neither party shall be deemed in default hereunder, but the condition precedent set forth in Section 11.7 shall be deemed not satisfied.

         14.6. Damage or Condemnation. If, prior to the Closing Date, a Facility shall be materially damaged or shall be taken in material part under the power of eminent domain, this Purchase Agreement shall become null and void at Purchaser's option. If Purchaser elects to proceed with this transaction despite such taking, Seller shall be entitled to retain all of the condemnation award, and the Purchase Price shall be reduced by the amount of such award. If Purchaser elects to proceed with this transaction despite such damage, Seller shall assign to Purchaser all of Seller's right, title and interest in and to any insurance proceeds paid or payable as a result of such damage, as the case may be.


             ARTICLE XV. SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                 INDEMNIFICATION

         15.1. Survival of Representations and Warranties. All representations and warranties of the Seller and Purchaser contained herein ("Parties" or "Party" as the case may be) shall survive for two years after the Closing Date (the "Survival Date"). Notwithstanding the foregoing, there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Any Party's right to the indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of the other Party will not be affected by any investigation, knowledge or waiver of any condition by such Party. Any investigation by such Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

         15.2. Indemnification by Seller. Except for Assumed Liabilities of Purchaser, Seller shall indemnify, defend, save and hold Purchaser, any assignee of Purchaser and their respective officers, directors, employees, agents and Affiliates (collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by Seller in this Agreement, in any certificate or document furnished at Closing pursuant hereto by Seller or any Ancillary Agreement to which Seller is or is to become a party, a breach or nonfulfillment of any covenant or agreement made by Seller in or pursuant to this Agreement or any Ancillary Agreement to which Seller is or is to become a party by the terms of this Agreement.

         15.3. Indemnification by Purchaser. Except for Retained Liabilities of Seller, Purchaser shall indemnify, defend, save and hold Seller and its officers, directors, Employees, Affiliates and agents (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by Purchaser in or pursuant to this Agreement or in any certificate or document furnished pursuant hereto by Purchaser or any Ancillary Agreement to which Purchaser is a party, a breach or nonfulfillment of any covenant or agreement made by Purchaser in this Agreement or in any Ancillary Agreement to which Purchaser is or is to become a party under the terms of this Agreement. The foregoing indemnity shall also include any Seller damages incurred resulting from losses, liabilities or other damages relating to
(i) the conduct of the Business by Purchaser after the Closing Date and (ii) the Assumed Liabilities.

         15.4. Notice of Claims. If any Purchaser Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Seller Damages, as the case may be ("Damages"), for which it is entitled to indemnification under this Section 14, such Indemnified Party shall so notify the Party from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this Section 14 or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party. Notwithstanding the foregoing, any Purchaser Indemnitee shall be required to notify Seller's Agent of any claim for Purchaser Damages as required herein even though the same may be included in the $25,000 threshold set forth in Section 14.6 below, and Seller shall have the right to dispute any such claim.

         15.5. Third Party Claims. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party; and the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         15.6. Limitation of Liability. Notwithstanding the foregoing, Seller's liabilities and obligations to indemnify Purchaser Indemnitees against any Purchaser Damages shall be subject to all of the following limitations:

               15.6.1.    Threshold. No indemnification shall be made under
Section 14.2 until the aggregate amount of Purchaser Damages thereunder exceeds $25,000, but if the aggregate amount of Purchaser Damages thereunder exceeds $25,000 in the aggregate, then indemnification shall be made by Seller thereunder to the full extent of the Purchaser Damages; provided, however, the parties agree that the maximum indemnification liability of Seller shall not exceed $1,000,000.

               15.6.2. Time Period. Seller shall be obligated to indemnify Purchaser Indemnitees by virtue of Section 14.2 only for those Purchaser Damages as to which Purchaser has given Seller's Agent written notice thereof on or before the Survival Date; and

               15.6.3. Fraud; Intentional Misrepresentation. The limitations set forth in Sections 14.6.1 and 14.6.2 shall not apply to Purchaser Damages arising out of fraud or the intentional breach of any representation or warranty contained herein.

         15.7. Survival of Representations and Warranties. All representations and warranties of the Parties shall survive for two (2) years after the Closing Date except for representations and warranties contained in Sections 6.9 and
6.23 which shall survive for six (6) months after the Closing Date; provided that there shall be no termination of any such representation or warranty as to which a claim has been asserted prior to the termination of such survival period. Except as otherwise expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely. Any Party's right to the indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of any other Party will not be affected by any investigation, knowledge or waiver of any condition by such Party. Any investigation by such Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

         15.8. Indemnification by Seller. Seller shall respectively indemnify, defend, save and hold Purchaser and its officers, directors, employees, agents and Affiliates (collectively, "Purchaser Indemnitees") harmless from and against all demands, claims, allegations, assertions, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Purchaser Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Purchaser Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by such Seller in this Agreement, in any certificate or document furnished pursuant hereto by such Seller or any Ancillary Agreement to which such Seller is or is to become a party, a breach or nonfulfillment of any covenant or agreement made by such Seller in or pursuant to this Agreement and in any Ancillary Agreement to which such Seller is or is to become a party, and any Retained Liability.

         15.9. Indemnification by Purchaser. Purchaser shall indemnify, defend, save and hold Seller and its officers, directors, Employees, Affiliates and agents, as the case may be (collectively, "Seller Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing and whether or not any such demands, claims, allegations, etc., of third parties are meritorious; collectively, "Seller Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Seller Indemnitees, directly or indirectly, in connection with, arising out of, which could result in, or which would not have occurred but for, a breach of any representation or warranty made by Purchaser in this Agreement or in any certificate or document furnished pursuant hereto by Purchaser or any Ancillary Agreement to which Purchaser is a party, a breach or nonfulfillment of any covenant or agreement made by Purchaser in or pursuant to this Agreement and in any Ancillary Agreement to which Purchaser is a party, and, with respect to Seller, any Assumed Liability.

         15.10. Notice of Claims. If any Purchaser Indemnitee or Seller Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Purchaser Damages or Seller Damages, as the case may be ("Damages") for which it is entitled to indemnification under this Article XIV, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this
Article XIV or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

         15.11. Third Party Claims. The Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnified Party may compromise or settle the same, provided that the Indemnified Party shall give the Indemnifying Party advance notice of any proposed compromise or settlement. The Indemnified Party shall permit the Indemnifying Party to participate in the defense of any such action or suit through counsel chosen by the Indemnifying Party, provided that the fees and expenses of such counsel shall be borne by the Indemnifying Party. If the Indemnified Party permits the Indemnifying Party to undertake, conduct and control the conduct and settlement of such action or suit, the Indemnifying Party shall not thereby permit to exist any Encumbrance upon any asset of the Indemnified Party; the Indemnifying Party shall not consent to any settlement that does not include as an unconditional term thereof the giving of a complete release from liability with respect to such action or suit to the Indemnified Party; the Indemnifying Party shall permit the Indemnified Party to participate in such conduct or settlement through counsel chosen by the Indemnified Party (at its own cost and expense); and the Indemnifying Party shall agree promptly to reimburse the Indemnified Party for the full amount of any Damages including fees and expenses of counsel for the Indemnified Party incurred after giving the foregoing notice to the Indemnifying Party and prior to the assumption of the conduct and control of such action or suit by the Indemnifying Party.

         15.12. Other Remedies. The indemnification rights of any Indemnified Party under this Article XIV are independent of and in addition to such rights and remedies as such Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement under or in connection with this Agreement on the part of any Party, none of which rights or remedies shall be affected or diminished hereby.


                              ARTICLE XVI. GENERAL

         16.1. Expenses. Except as otherwise provided in this Agreement, and whether or not the transactions herein contemplated shall be consummated, Purchaser and Seller shall pay their own fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts in connection with the subject matter of this Agreement and all other costs and expenses incurred in performing and complying with all conditions to be performed under this Agreement.

         16.2. Publicity. All notices to third-parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and among Purchaser and Seller. Except as may be required by law, no Party shall act unilaterally in this regard without prior written approval of each very other Party, and such approval shall not be unreasonably withheld by each Party.

         16.3. Confidentiality. In order to facilitate the transaction contemplated hereunder, each party may deem it necessary to disclose to the other party certain of its proprietary and/or confidential information. As used herein, the term "proprietary and/or confidential information. As used herein, the term "proprietary and/or confidential information" shall mean all information of, or relating to, such party that is not generally available or disclosed to the public, including, but not limited to, financial information, proprietary systems and methods for the delivery of services. Each party acknowledges that all such information constitutes confidential and/or proprietary information of such other party and agrees it shall (i) keep such information confidential in accordance with the terms of this Agreement and to the extent permitted by law, (ii) use such information solely for the purpose of performing its obligations hereunder (including in the case of Purchaser, for the purpose of obtaining financing to consummate this transaction), (iii) disclose such information only to those employees and agents who require such information to perform their obligations hereunder or in connection herewith
(iv) not use such information in the trading of securities of either Party or communicate such information to others who so trade in such securities and (iv) not otherwise disclose or make use of such information except in accordance with the terms of this Agreement and to the extent required by law. In the event this Agreement is terminated prior to Closing, each Party shall return to the other all documents and copies in its possession or in the possession of its advisors or agents, comprising or reflecting proprietary and/or confidential information. Notwithstanding any other provision to this Agreement, the provisions of this paragraph shall survive the expiration or sooner termination of this Agreement indefinitely.

         16.4. Waivers. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         16.5. Binding Effect; Benefits. This Agreement shall inure to the benefit of the Parties hereto, and shall be binding upon the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto, or their respective successors, assigns, heirs, executors, administrators and legal representatives any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         16.6. Notices. All notices, requests, demands, elections and other communications which any Party to this Agreement may be required to give hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by a reputable courier service which requires a signature upon delivery, by mailing the same by registered or certified first class mail, postage prepaid, return receipt requested, or by telecopying with receipt confirmation (followed by a first class mailing of the same) to the Party to whom the same is so given or made. Such notice, request, demand, waiver, election or other communication will be deemed to have been given as of the date so delivered or electronically transmitted or two days after mailing thereof.

                  16.6.1.     Notice to Seller.

If to Seller, to:

Urquhart Companies                             Potomac Point Health Center, Inc.
Attn:  Glen G. Urquhart                    c/o C.C. Adams, Ph.D.
5100 Eden Avenue South                         331 Snow Hill Dr
Suite 2017                                     Edina, MN 55436
Spotsylvania, VA 22553

With a required copy to:

James E. Nelson, Esquire                   C. Thomas Green III
Briggs and Morgan, P.A.                    7501 Boulders View Dr.
2400 IDS Center                                Suite 640
80 South 8th Street                            Richmond, VA 23225
Minneapolis, MN 55402
Telephone: (612804) 3340-8457706
Fax: (612804) 3340-86507857



                  16.6.2.     Notice to Purchaser.

If to Purchaser, to:

Balanced Care Corporation
Attn: Robin L. Barber, Esquire
5021 Louise Drive, Suite 200
Mechanicsburg, PA 17055
Telephone:  (717) 796-6100
Fax: (717) 796-6150
Attn: Director, Legal Services

With a required copy to:

Kirkpatrick & Lockhart LLP
Attn: Steven J. Adelkoff, Esquire
1500 Oliver Building
Pittsburgh, PA 15222
Telephone:  (412) 355-6500
Fax: (412) 355-6501
Attn: John C. Rodney, Esquire

Or to such other addresses as such Party shall have specified by notice to every other Party hereto.

         16.7. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Ancillary Agreements and documents delivered at Closing pursuant hereto and thereto constitute the entire agreement and understanding between the Parties hereto as to the matters set forth herein and therein and supersede and revoke all prior agreements and understandings, oral and written, between the Parties hereto or thereto or otherwise with respect to the subject matter hereof or thereof. No change, amendment, termination or attempted waiver of any of the provisions hereof or thereof shall be binding upon any Party unless set forth in an instrument in writing signed by the Party to be bound or their respective successors in interest.

         16.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         16.9. Headings. The article, section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         16.10. Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         16.11. Governing Law and Choice of Forum. The validity and interpretation of this Agreement shall be construed in accordance with, and governed by the internal laws of the State Commonwealth of Virginia but without regard to its rules governing conflict of laws. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in federal or state court situated in Stafford County, Virginia. The Parties hereto agree to submit to the jurisdiction of such courts and agree that such jurisdiction shall be proper for all purposes of this Agreement.

         16.12. Cooperation. The Parties hereto shall cooperate fully at their own expense, except as otherwise provided in this Agreement, with each other and their respective counsel and accountants in connection with all steps to be taken as part of their obligations under this Agreement.

         16.13. Severability. If any term, covenant, condition or provision of this Agreement or the application thereof to any circumstance shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Agreement shall not be affected thereby and each remaining term, covenant, condition and provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable.

         16.14. Attorneys' Fees. If a dispute arises among the Parties as a result of which an action is commenced to interpret or enforce any of the terms of this Agreement, the non-prevailing Parties shall pay the prevailing Party's reasonable out-of-pocket attorneys' fees, costs and expenses incurred in connection with the prosecution or defense of such action.

         16.15. Successors and Assigns. The covenants, agreements, and conditions contained herein or granted hereby shall be binding upon and shall inure to the benefit of Purchaser and Seller, and each of their respective permitted successors, assigns, heirs, executors, administrators and legal representatives. Neither Seller or Purchaser shall not assign, or otherwise transfer any interest in this Agreement to any other Person without the prior written consent of the other Purchaser, which consent shall not unreasonably be withheld. Purchaser may assign and transfer its interest in this Agreement without Seller's consent to any of Purchaser's Affiliates or to any lender providing financing for the transactions contemplated hereby. In addition, Purchaser anticipates financing the transactions contemplated hereby through sale-leaseback(s). Purchaser shall have the right to assign this Agreement, in whole or in part, in such manner as Purchaser may desire in order to facilitate such sale-leasebacks. Purchaser will promptly provide Seller with a copy of any such assignment, and Seller agrees to execute and deliver any consents reasonably required by Purchaser's lender in connection therewith, provided such assignment does not expand either of Seller's respective obligations and liabilities hereunder. Notwithstanding any permitted assignment of this Agreement by Purchaser, the assigning party shall remain liable to Seller for all obligations and liabilities to be performed by or on its behalf. behalf of Purchaser hereunder with respect to such Seller.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]



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IN WITNESS WHEREOF, intending to be legally bound hereby, the Parties have caused this Agreement to be signed in their respective names by an officer thereof duly authorized as of the date first above written.


                            SELLER:
                            BCC OF WISCONSIN, INC.

                            By: /s/ ROBIN L. BARBER
                               -----------------------------------------
                            Name:   Robin L. Barber
                            Title:  Secretary


                            SELLER:
                            BALANCED CARE CORPORATION

                            By: /s/ ROBIN L. BARBER
                               -----------------------------------------
                            Name:   Robin L. Barber
                            Title:  Assistant Secretary


                            PURCHASER:
                            URQUHART COMPANIES

                            By: /s/ GLEN G. URQUHART
                               -----------------------------------------
                            Name:   Glen G. Urquhart
                            Title:  Managing Partner












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